CONESTOGA FAMILY OF FUNDS
                       Supplement Dated November 3, 1995
                   to the Prospectus Dated February 21, 1995

                             Institutional Shares


         1. The following paragraph is added as a second paragraph under the heading "Financial Highlights" in the Institutional Shares Prospectus on page 5:

         The financial data set forth below for all periods after October 31, 1994 are unaudited. Information about the prior performance of the Company is contained in the Company's annual report which may be obtained without charge.

         The following tables supplement the Financial Highlights tables in the Institutional Shares Prospectus on pages 6 through 9:


                                                                                            U.S. Treasury
                                       Cash Management Fund       Tax-Free Fund            Securities Fund
                                           Institutional          Institutional             Institutional
                                            Six Months             Six Months                Six Months
                                               Ended                  Ended                     Ended
                                         April 30, 1995(1)      April 30, 1995(1)         April 30, 1995(1)
                                            (unaudited)            (unaudited)               (unaudited)
Net Asset Value, Beginning of Period            $1.00                 $1.00                     $1.00
                                                ------                ------                    -----
Investment Activities
  Net Investment Income                          0.026                 0.017                     0.025
                                                ------                ------                     -----
Distributions
  Net Investment Income                         (0.026)               (0.017)                   (0.025)
                                                ------                ------                    ------
Net Asset Value, End of Period                  $1.00                 $1.00                     $1.00
                                                ======                ======                    =====
Total Return                                     1.80%                 1.14%                     1.72%

Ratios/Supplementary Data

  Net Assets at End of Period (000)           $169,595                $58,279                 $274,830

  Ratio of Expenses to Average Net Assets        0.58%(2)              0.42%(2)                  0.68%(2)
  Ratio of Net Investment Income to
    Average Net Assets                           5.25%(2)              3.41%(2)                  4.96%(2)
  Ratio of Expenses to Average
    Net Assets(3)                                0.89%(2)              0.96%(2)                  0.89%(2)
  Ratio of Net Investment Income to
     Average Net Assets(3)                       4.94%(2)              2.87%(2)                  4.75%(2)

____________________________

                                                                                                               Pennsylvania
                                                                                             Intermediate        Tax-Free
                                       Equity Fund   Special Equity Fund    Bond Fund         Income Fund        Bond Fund
                                      Institutional     Institutional     Institutional      Institutional     Institutional
                                       Six Months        Six Months        Six Months         Six Months        Six Months
                                          Ended             Ended             Ended              Ended             Ended
                                    April 30, 1995(1) April 30, 1995(1) April 30, 1995(1)  April 30, 1995(1) April 30, 1995(1)
                                       (unaudited)       (unaudited)       (unaudited)        (unaudited)       (unaudited)
Net Asset Value, Beginning of Period     $15.00              $9.37              $9.81            $10.27            $9.56
                                         ------              ------             ------           ------            -----
Investment Activities
  Net Investment Income                    0.08               0.07               0.30              0.28             0.23
  Net Realized and Unrealized
    Gains (Losses) on Investments          0.79               0.08               0.25              0.12             0.44
                                         ------              ------             ------           ------            -----
    Total from Investment Activities       0.87               0.15               0.55              0.40             0.67

Distributions
  Net Investment Income                   (0.08)             (0.07)             (0.30)            (0.28)           (0.23)
  Net Realized Gains                      (0.79)             (0.07)              0.00              0.00            (0.01)
                                         ------              ------             ------           ------            -----
       Total Distributions                (0.87)             (0.14)             (0.30)            (0.28)           (0.24)
                                         ------              ------             ------           ------            -----
Net Asset Value, End of Period           $15.00              $9.38             $10.06            $10.39            $9.99
                                         ======              ======            ======            ======            =====
Total Return                              11.11%              6.31%              5.67%             3.03%            6.27%

Ratios/Supplementary Data

  Net Assets at End of Period (000)      $41,214            $10,165            $30,191            $14,804           $5,578
  Ratio of Expenses to Average Net
    Assets                                 1.48%(2)           0.15%(2)           1.00%(2)          1.01%(2)         0.47%(2)
  Ratio of Net Investment Income to
    Average Net Assets                     1.15%(2)           1.52%(2)           6.25%(2)          5.42%(2)         4.85%(2)
  Ratio of Expenses to Average
    Net Assets(3)                          1.48%(2)           2.89%(2)           1.56%(2)          1.71%(2)         2.25%(2)
  Ratio of Net Investment Income to
    Average Net Assets(3)                  1.15%(2)          (1.23)%(2)          5.69%(2)          4.72%(2)         3.07%(2)

Portfolio Turnover Rate                   30.09%            193.20%            121.06%            62.87%            9.17%

____________________________


(For a Fund Share Outstanding Throughout the Period presented)


                                            International Equity Fund   Short-Term Income Fund         Balanced Fund
                                                  Institutional              Institutional             Institutional
                                                 May 15, 1995 to            May 15, 1995 to          June 27, 1995 to
                                              September 30, 1995(4)      September 30, 1995(4)     September 30, 1995(4)
                                                   (unaudited)                (unaudited)               (unaudited)
Net Asset Value, Beginning of Period                  $10.00                      $10.00                 $ 10.00
                                                      ------                      ------                 -------
Investment Activities
     Net Investment Income                              0.01                        0.21                    0.09
     Net Realized and Unrealized
       Gains (Losses) on Investments                    1.28                        0.01                    0.40
                                                      ------                      ------                 -------
       Total from Investment Activities                 1.29                        0.22                    0.49

Distributions
     Net Investment Income                                --                      (0.19)                  (0.02)
     Net Realized Gains                                   --                          --                      --
                                                      ------                      ------                 -------
       Total Distributions                                --                      (0.19)                  (0.02)
                                                      ------                      ------                 -------
Net Asset Value, End of Period                        $11.29                      $10.03                  $10.47
                                                      ======                      ======                  ======
Total Return                                           12.90%                       2.20%                   4.92%

Ratios/Supplementary Data

     Net Assets at End of Period (000)           $    13,184                   $  36,722                $ 38,271
     Ratio of Expenses to Average Net Assets            1.87%(2)                    0.63%(2)                0.82%(2)
     Ratio of Net Investment Income to
       Average Net Assets                               0.22%(2)                    5.33%(2)                1.07%(2)
     Ratio of Expenses to Average Net Assets(3)         1.87%(2)                    1.07%(2)                3.65%(2)
     Ratio of Net Investment Income to
       Average Net Assets(3)                            0.22%(2)                    4.89%(2)                3.40%(2)

Portfolio Turnover Rate                                18.00%                       3.00%                  16.00%

____________________________

(1) Prior to February 21, 1995, only one class of shares of each portfolio of the Fund was outstanding. One that date, the shareholders of the Fund exchanged their shares for either the Fund's Retail or Institutional shares. The financial data for the six months ended April 30, 1995 are presented on a basis whereby each Fund's net investment income, expenses and distributions for the period November 1, 1994 through February 20, 1995 were allocated to each class of shares based upon the relative net assets of each class of shares as of February 21, 1995 and the results combined with such information for each applicable class for the period February 21, 1995 through April 30, 1995.


(2)    Annualized.

(3) During the period the investment advisory and/or administration fees were voluntarily reduced. If such voluntary fee reductions had not occurred the ratios would have been as indicated.

(4)    Period from commencement of operations.


                         PLEASE RETAIN FOR FUTURE REFERENCE


CON-A-002-01

                            CONESTOGA FAMILY OF FUNDS
                              INSTITUTIONAL SHARES


680 East Swedesford Road                                    For information,
Wayne, Pennsylvania  19087-1658                             call (800) 344-2716

         Conestoga Family of Funds (the "Company") is an open-end management investment company. This Prospectus describes the eleven separate investment portfolios (the "Funds") which are offered by the Company, each of which is advised by Meridian Investment Company (the "Investment Advisor"). These Funds enable the Company to meet a wide range of investment needs. This Prospectus relates to a separate series of shares (the "Institutional Shares") of each of the Funds.

MONEY MARKET FUNDS

         The Conestoga Cash Management Fund's investment objective is to seek current income with liquidity and stability of principal.

         The Conestoga Tax-Free Fund's investment objective is to seek current income which is exempt from regular federal income tax with liquidity and stability of principal.

         The Conestoga U.S. Treasury Securities Fund's investment objective is to seek current income with liquidity and stability of principal.


EQUITY FUNDS

         The Conestoga Equity Fund seeks capital growth by investing principally in a diversified portfolio of common stocks.

         The Conestoga International Equity Fund's investment objective is to seek long-term growth of capital.

         The Conestoga Special Equity Fund seeks capital growth by investing principally in a diversified portfolio of common stocks.


BOND FUNDS

         The Conestoga Bond (formerly the Income) Fund's investment objective is to seek to maximize long-term total return by investing principally in a diversified portfolio of debt securities.

         The Conestoga Intermediate Income (formerly the Limited Maturity) Fund has a primary investment objective of seeking current income by investing principally in a diversified portfolio of debt securities with remaining or expected maturities of ten years or less, and a secondary objective of seeking capital growth.

         The Conestoga Pennsylvania Tax-Free Bond Fund's investment objective is to seek a high level of current income consistent with the preservation of capital, which income is exempt from federal individual income tax and, to the extent possible, from Pennsylvania state and local personal income tax, and is not a tax preference item under the federal alternative minimum tax.

         The Conestoga Short-Term Income Fund's investment objective is to seek consistent current income with relative stability of principal by investing principally in a diversified portfolio of investment grade debt securities.

BALANCED FUND

         The Balanced Fund's investment objective is to seek a balance of capital appreciation and current income consistent with the preservation of capital.

         The Investment Advisor is located in Malvern, Pennsylvania. Marvin & Palmer Associates, Inc. is the sub-investment adviser to the International Equity Fund. SEI Financial Management Corporation acts as the Company's administrator and SEI Financial Services Company acts as the Company's distributor. Fund shares are not bank deposits or obligations of, or guaranteed or endorsed by, the Investment Advisor or any of its affiliates, and are not federally insured by, guaranteed by, obligations of or otherwise supported by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency. Each of the Cash Management, Tax-Free and U.S. Treasury Securities Funds seeks to maintain its net asset value per share at $1.00 for purposes of purchases and redemptions, although there can be no assurance that it will be able to do so on a continuous basis. Investment in any Fund involves investment risk, including the possible loss of principal.

         This Prospectus sets forth concisely the information about Institutional Shares of the Funds that a prospective investor ought to know before investing. Investors should read this Prospectus and retain it for future reference. The Statement of Additional Information bears the same date as this Prospectus, is incorporated by reference in its entirety into this Prospectus, and is available upon request without charge by writing to the Company at its address or by calling the Company at the telephone number shown above.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is February 21, 1995.

                               PROSPECTUS SUMMARY


SHARES OFFERED:

         Units of Beneficial Interest of a separate class (the "Institutional Shares") of each Fund.

OFFERING PRICE AND SALES CHARGE:

         The public offering price of Institutional Shares of each Fund is equal to its net asset value per Share which, with respect to the Cash Management, Tax-Free and U.S. Treasury Securities Funds, the Company will seek to maintain at $1.00.

MINIMUM PURCHASE:

         $1,000 minimum initial investment with no minimum subsequent investment.

INVESTMENT OBJECTIVES:

         MONEY MARKET FUNDS: The Cash Management Fund and the U.S. Treasury Securities Fund will each seek current income with liquidity and stability of principal. The Tax-Free Fund will seek current income which is exempt from regular federal income tax with liquidity and stability of principal.

         EQUITY FUNDS: The Equity Fund and the Special Equity Fund will each seek capital growth by investing primarily in a diversified portfolio of common stocks. The International Equity Fund will seek long-term growth of capital.

         BOND FUNDS: The Bond Fund will seek to maximize long-term total return by investing principally in a diversified portfolio of debt securities. The Intermediate Income Fund has a primary investment objective of seeking current income by investing principally in a diversified portfolio of debt securities with expected or remaining maturities of ten years or less, and a secondary objective of seeking capital growth. The investment objective of the Pennsylvania Tax-Free Bond Fund is to seek a high level of current income consistent with the preservation of capital, which income is exempt from federal individual income tax and, to the extent possible, from Pennsylvania state and local personal income tax, and is not a tax preference item under the federal alternative minimum tax. Shares of the Pennsylvania Tax-Free Bond Fund will be exempt from Pennsylvania personal property taxes. The Short-Term Income Fund's investment objective is to seek consistent current income with relative stability of principal by investing principally in a diversified portfolio of investment grade debt securities.

         BALANCED FUND: The Balanced Fund's investment objective is to seek a balance of capital appreciation and current income consistent with the preservation of capital.


INVESTMENT POLICIES:

         MONEY MARKET FUNDS: The Cash Management Fund invests principally in short-term high-quality money market instruments. The Tax-Free Fund invests principally in short-term high-quality municipal obligations the interest on which is exempt from regular federal income tax and not treated as a specific tax preference item under the federal alternative minimum tax. The U.S. Treasury Securities Fund invests exclusively in short-term obligations issued or guaranteed by the U.S. Treasury and in repurchase agreements secured by U.S. Treasury instruments.

         EQUITY FUNDS: The Equity Fund will normally invest at least 80% of its total assets in common stocks. The Special Equity Fund will normally invest in common stocks of domestic companies that the Investment Advisor expects will experience growth in earnings and price. The International Equity Fund will normally invest at least 65% of its total assets in an internationally diversified portfolio of equity securities which trade in markets other than the United States.

         BOND FUNDS: The Bond Fund will normally invest at least 80% of its total assets in debt securities of all types. The Intermediate Income Fund will normally invest at least 80% of its total assets in debt securities of all types with maximum expected or remaining maturities of ten years or less. The Pennsylvania Tax-Free Bond Fund will invest substantially all of its assets (but in no event less than 80%) in investment grade municipal securities the interest on which is exempt from federal individual income tax and from Pennsylvania state and local personal income tax, and is not treated as a specific tax preference item under the federal alternative minimum tax. The Short-Term Income Fund will invest principally in investment grade debt securities of all types with maximum expected or remaining maturities of three years or less. The Fund will normally have an average dollar-weighted portfolio maturity of approximately one year.

         BALANCED FUND: The Balanced Fund will normally invest at all times at least 30% of the value of its total assets in fixed-income securities and no more than 70% in equity securities.

INVESTMENT RISKS AND CHARACTERISTICS:

         Funds investing in debt and equity securities are subject to market risk. Market risk is the possibility that prices held by a Fund will decline over a short or even extended periods. Stock markets tend to be cyclical, with periods of generally declining prices. The cycles will affect the value of a fund investing in equity securities. Funds investing in equity securities of foreign companies also will be subject to the risks of fluctuations in the values of foreign currencies relative to the U.S. dollar and other risks, including future political and economic developments and the possible imposition of exchange controls or other foreign governmental laws or restrictions. Funds investing in debt securities are subject to market risk caused by fluctuations in interest rates and are subject to the risk that particular issuers will be unable to meet their obligations. See "Investment Objectives and Policies" and "Other Investment Policies" in the Prospectus and "Investment, Policies and Restrictions" in the Statement of Additional Information.

DIVIDENDS AND CAPITAL GAINS:

         Dividends from net income are generally declared and paid annually with respect to the International Equity Fund, quarterly with respect to the Equity Fund, the Special Equity Fund and the Balanced Fund and monthly with respect to the Bond Funds. Dividends from net income are declared daily and paid monthly with respect to the Money Market Funds. Net realized capital gains are distributed at least annually.

INVESTMENT ADVISOR:

         Meridian Investment Company. Marvin & Palmer Associates, Inc. (the "Sub-advisor") serves as the sub-advisor for the International Equity Fund.

DISTRIBUTOR:

         SEI Financial Services Company.

                                 EXPENSE SUMMARY

         The purpose of the following table is to assist a potential purchaser of Institutional Shares of a Fund in understanding the various costs and expenses that an investor in such Shares of the Fund will bear directly or indirectly.



                                                                                Conestoga      Conestoga                  Conestoga
                                                                                  Money         Equity       Conestoga     Balanced
                                                                               Market Funds      Funds       Bond Funds      Fund
                                                                               ------------    ---------     ----------    --------
Shareholder Transaction Expenses
   Maximum Sales Load Imposed on Purchases
      (as a percentage of offering price) ...............................            0%            0%            0%            0%
   Maximum Sales Load Imposed on Reinvested Dividends ...................            0%            0%            0%            0%
   Deferred Sales Load ..................................................            0%            0%            0%            0%
   Redemption Fees ......................................................            0%            0%            0%            0%
   Exchange Fee .........................................................            0%            0%            0%            0%





                                                                                            U.S. Treasury              International
Annual Fund Operating Expenses                               Cash Management    Tax-Free     Securities     Equity        Equity
 (as a percentage of average net assets)                          Fund           Fund           Fund         Fund          Fund
                                                              --------------   ----------    -----------   ---------- -------------
   Advisory Fees After Fee Waivers 1 .....................        .34%           .25%          .32%           .74%          1.00%
   Other Expenses After Reimbursements 2 .................        .25%           .32%          .25%           .27%           .92%
                                                                  ---            ---           ---           ----           ----
   Total Fund Operating Expenses ........................         .59%           .57%          .57%          1.01%          1.92%
                                                                  ===            ===           ===           ====           ====





                                                                                                 Pennsylvania
                                                            Special                 Intermediate   Tax-Free    Short-Term
                                                            Equity        Bond         Income        Bond        Income     Balanced
                                                             Fund         Fund          Fund         Fund         Fund        Fund
                                                             ----         ----          ----         ----         ----        ----

 Advisory Fees After Fee Waivers1 .................           .50%         .40%         .40%         .25%         .50%          .75%
  Other Expenses After Reimburse-
      ments2 ......................................           .39%         .28%         .28%         .59%         .37%          .48%
                                                              ---          ---          ---          ---          ---          ----
  Total Fund Operating Expenses ...................           .89%         .68%         .68%         .84%         .87%         1.23%
                                                              ===          ===          ===          ===          ===          ====

------------------------
1 Advisory Fees are payable at the maximum annual rates of .40%, .40%, .40%,
 .74%, 1.00%, 1.50%, .74%, .74%, .74%, .74% and .75% of the average daily net assets of the Cash Management Fund, the Tax-Free Fund, the U.S. Treasury Securities Fund, the Equity Fund, the International Equity Fund, the Special Equity Fund, the Bond Fund, the Intermediate Income Fund, the Pennsylvania Tax-Free Bond Fund, the Short-Term Income Fund and the Balanced Fund, respectively.

2 "Other Expenses After Reimbursements" include administration fees. Until April 30, 1995, administration fees will equal .20% of each Fund's average net assets. Effective May 1, 1995, an Administration Agreement with a new Administrator provides that administration fees will not exceed .17% of each Fund's average net assets. (See "MANAGEMENT OF THE FUND -- Investment Advisor and Administrator and Distributor.")

Example

         You would pay the following expenses on a $1,000 investment, assuming:

         (1) a 5% annual return;

         (2) redemption at the end of each time period; and

         (3) the imposition of a maximum sales load at the beginning of the period.





                                           Cash                       U.S. Treasury                   International       Special
                                         Management       Tax-Free      Securities       Equity          Equity           Equity
                                           Fund            Fund            Fund           Fund            Fund             Fund
                                          ------          ------         --------         ------         --------          ------
  1 Year .........................         $  6            $  6            $  6            $ 10            $ 19            $  9
  3 Years ........................           19              18              18              32              60              28
  5 Years ........................           33              32              32              56                              49
  10 Years .......................           74              71              71             124                             110




                                                        Intermediate   Pennsylvania     Short-Term
                                           Bond           Income         Tax-Free          Income        Balanced
                                           Fund            Fund          Bond Fund          Fund           Fund
                                          ------           ------        ----------        ------         -------
  1 Year ......................            $  7             $  7           $  9             $  9           $ 13
  3 Years .....................              22               22             27               28             39
  5 Years .....................              38               38             47
  10 Years ....................              85               85            104


THE FOREGOING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. THE INTERNATIONAL EQUITY, SHORT-TERM INCOME AND BALANCED FUNDS ARE NEW. THE ABOVE FIGURES WITH RESPECT TO EACH FUND ARE ESTIMATES FOR THE CURRENT YEAR ONLY. ACTUAL EXPENSES FOR EACH FUND MAY BE GREATER OR LESSER THAN THOSE SHOWN.


The Expense Summary has been restated with respect to the Cash Management, Tax-Free, U.S. Treasury Securities, Equity, Bond, Intermediate Income and Pennsylvania Tax-Free Bond Funds to reflect various projected fee and expense rates for the fiscal year ending October 31, 1995. The Special Equity Fund did not commence investment operations until March 15, 1994. The International Equity, Short-Term Income and Balanced Funds are expected to commence operations shortly after the effective date of this Prospectus. Without fee waivers and expense reimbursements by the Investment Advisor, Total Fund Operating Expenses for the Cash Management Fund, the Tax-Free Fund, the U.S. Treasury Securities Fund, the Equity Fund, the International Equity Fund, the Special Equity Fund, the Bond Fund, the Intermediate Income Fund, the Pennsylvania Tax-Free Bond Fund, the Short-Term Income Fund and the Balanced Fund would be .70%, .77%,
 .70%, 1.06%, 1.97%, 1.94%, 1.07%, 1.07%, 2.06%, 1.16%, and 1.28%, respectively, for the fiscal year or period ending October 31, 1995. Certain of the fee waivers and expense reimbursements reflected in the Expense Summary are based upon informal commitments of the Investment Advisor in connection with the implementation of the Company's multiple class structure to waive or reimburse certain expenses until February 1996; there can be no assurance that such commitments will continue thereafter. There may be a charge of $7.00 for each redemption paid by wire. See "MANAGEMENT OF THE FUND-Expenses" for a more complete discussion of the shareholder transaction expenses and annual operating expenses of the Funds.

The information in the foregoing fee tables and examples relates only to the Institutional Shares of each Fund. Each of the Company's eleven Funds also offer another class of Shares known as Retail Shares. The Institutional Shares and Retail Shares of each Fund are subject to the same expenses except that Institutional Shares are not subject to a Rule 12b-1 fee and the Institutional Shares of the Equity, International Equity, Special Equity, Bond, Intermediate Income, Pennsylvania Tax-Free Bond, Short-Term Income and Balanced Funds are not sold with a sales charge.

                              FINANCIAL HIGHLIGHTS

         The "Financial Highlights" in the following tables supplements the Company's financial statements contained in the Statement of Additional Information and sets forth certain historic investment results of Shares of each Fund that had commenced investment operations prior to the date of this Prospectus. The Company's financial statements and the data reported in "Financial Highlights" for the years ended October 31, 1994, 1993, 1992 and 1991 and period ended October 31, 1990 with respect to the Cash Management, Tax-Free, U.S. Treasury Securities, Equity, Bond and Intermediate Income Funds, the years ended October 31, 1994 and 1993 and period ended October 31, 1992 with respect to the Pennsylvania Tax-Free Bond Fund and the period ended October 31, 1994 with respect to the Special Equity Fund were audited by the Company's independent auditors, whose report thereon is incorporated by reference in the Statement of Additional Information. Further information about the performance of the Company is contained in the Company's annual report which may be obtained without charge.

                              CASH MANAGEMENT FUND
    (For a Fund Share Outstanding Throughout the Years and Period presented.)





                                                          For the Year Ended October 31,                   November 27, 1989
                                               -----------------------------------------------               to October 31,
                                                 1994             1993            1992           1991           1990(1)
                                                 ----             ----            ----           ----           -------

Net Asset Value, Beginning of Period            $1.00             $1.00          $1.00           $1.00          $1.00
                                                -----             -----          -----           -----          -----


      Investment Activities
      Net Investment Income                     0.034             0.028          0.037           0.060          0.073
                                                -----             -----          -----           -----          -----

      Distributions
      Net Investment Income                    (0.034)           (0.028)        (0.037)         (0.060)        (0.073)
                                              -------           -------        -------         -------        -------


Net Asset Value, End of Period                  $1.00             $1.00          $1.00           $1.00          $1.00
                                                =====             =====          =====           =====          =====

---------------------------------------

Total Return                                     3.41%             2.80%          3.79%           6.22%          7.59%

Ratios/Supplementary Data

Net Assets at end of period (000)             $140,545         $215,223        $113,096        $151,166       $39,061
Ratio of Expenses to
  Average Net Assets                              0.71%            0.65%           0.48%           0.49%         0.42%(2)
Ratio of Net Investment Income to
  Average Net Assets                              3.32%            2.75%           3.76%           5.84%         7.95%(2)
Ratio of Expenses to Average
  Net Assets*                                     0.99%            0.87%           0.70%           0.79%         0.75%(2)
Ratio of Net Investment Income to Average
  Net Assets*                                     3.05%            2.53%           3.55%           5.54%         7.62%(2)



----------------------------

* During the periods the investment advisory, administration and/or shareholder servicing plan fees were voluntarily reduced. If such voluntary fee reductions had not occurred the ratios would have been as indicated.

(1)      Period from commencement of operations.

(2)      Annualized.

                                  TAX-FREE FUND
    (For a Fund Share Outstanding Throughout the Years and Period presented.)




                                                         For the Year Ended October 31,                  November 27, 1989
                                                ---------------------------------------------              to October 31,
                                                1994             1993            1992           1991           1990(1)
                                                ----             ----            ----           ----           -------

Net Asset Value, Beginning of Period            $1.00           $1.00            $1.00          $1.00          $1.00
                                                -----           -----            -----          -----          -----

      Investment Activities
      Net Investment Income                      0.022           0.020            0.028          0.044          0.052
                                                 -----           -----            -----          -----          -----

      Distributions
      Net Investment Income                     (0.022)         (0.020)          (0.028)        (0.044)        (0.052)
                                               -------         -------          -------        -------        -------


Net Asset Value, End of Period                    $1.00           $1.00          $1.00           $1.00          $1.00
                                                  =====           =====          =====           =====          =====
---------------------------------------

Total Return                                       2.21%           1.97%          2.88%           4.44%          5.31%

Ratios/Supplementary Data

Net Assets at end of period (000)               $54,904         $46,239        $46,295          $45,647       $24,167
Ratio of Expenses to
  Average Net Assets                               0.37%           0.45%          0.33%            0.43%         0.31%(2)
Ratio of Net Investment Income to
  Average Net Assets                               2.22%           1.95%          2.83%            4.37%         5.57%(2)
Ratio of Expenses to Average
  Net Assets*                                      1.05%           0.96%          0.73%            0.87%         0.91%(2)
Ratio of Net Investment Income to Average
  Net Assets*                                      1.53%           1.44%          2.45%            3.93%         4.97%(2)


----------------------------

* During the periods the investment advisory, administration and/or shareholder servicing plan fees were voluntarily reduced. If such voluntary fee reductions had not occurred the ratios would have been as indicated.

(1)      Period from commencement of operations.

(2)      Annualized.

                          U.S. TREASURY SECURITIES FUND
    (For a Fund Share Outstanding Throughout the Years and Period presented.)



                                                        For the Year Ended October 31,                     November 27, 1989
                                                ---------------------------------------------                to October 31,
                                                1994             1993            1992           1991           1990(1)
                                                ----             ----            ----           ----           -------

Net Asset Value, Beginning of Period            $1.00            $1.00          $1.00           $1.00           $1.00
                                                -----            -----          -----           -----           -----

      Investment Activities
      Net Investment Income                     0.030            0.025          0.036           0.058           0.073
                                                -----            -----          -----           -----           -----

      Distributions
      Net Investment Income                    (0.030)          (0.025)        (0.036)         (0.058)         (0.073)
                                              -------          -------        -------         -------         -------


Net Asset Value, End of Period                  $1.00            $1.00          $1.00           $1.00           $1.00
                                                =====            =====          =====           =====           =====
---------------------------------------


Total Return                                     3.07%            2.57%          3.64%           5.96%           7.44%

Ratios/Supplementary Data

Net Assets at end of period (000)             $325,379        $257,934       $340,904         $341,931        $106,771
Ratio of Expenses to
  Average Net Assets                              0.72%           0.66%          0.46%            0.51%           0.38%(2)
Ratio of Net Investment Income to
  Average Net Assets                              3.03%           2.55%          3.65%            5.61%           7.73%(2)
Ratio of Expenses to Average
  Net Assets*                                     0.97%           0.87%          0.69%            0.79%           0.79%(2)
Ratio of Net Investment Income to Average
  Net Assets*                                     2.78%           2.33%          3.44%            5.32%            7.32%(2)


----------------------------

* During the periods the investment advisory, administration and/or shareholder servicing plan fees were voluntarily reduced. If such voluntary fee reductions had not occurred the ratios would have been as indicated.

(1)      Period from commencement of operations.

(2)      Annualized.

                                   EQUITY FUND
    (For a Fund Share Outstanding Throughout the Years and Period presented.)




                                                       For the Year Ended October 31,                       February 28, 1990
                                                   -------------------------------------                      to October 31,
                                                 1994                1993         1992           1991            1990(1)
                                                 ----                ----         ----           ----            -------
Net Asset Value, Beginning of Period            $15.39              $13.93       $13.08          $8.95           $10.00
                                                ------              ------       ------          -----           ------

     Investment Activities
     Net Investment Income                        0.11                0.14         0.19           0.26             0.14
     Net Realized and Unrealized Gains
       (Losses) on Investments                    0.22                1.89         1.02           4.13            (1.05)
                                                  ----              ------       ------          -----          -------
       Total from Investment Activities           0.33                2.03         1.21           4.39            (0.91)

     Distributions
     Net Investment Income                       (0.11)              (0.14)       (0.19)         (0.26)           (0.14)

     Net Realized Gains                          (0.61)              (0.43)       (0.17)
                                                ------              ------       ------
         Total Distributions                     (0.72)              (0.57)       (0.36)         (0.26)           (0.14)
                                                ------              ------       ------         ------           ------

Net Asset Value, End of Period                  $15.00              $15.39       $13.93         $13.08            $8.95
                                                ======              ======       ======         ======            =====
---------------------------------------

Total Return                                      2.21%              14.90%        9.27%         49.37%           (9.22)%

Ratios/Supplementary Data

Net Assets, at end of period (000)             $50,128             $45,677      $28,103        $12,830           $5,982
Ratio of Expenses to
  Average Net Assets                              1.49%               1.20%        0.92%          0.54%            0.65%(2)
Ratio of Net Investment Income to
  Average Net Assets                              0.75%               0.94%        1.47%          2.30%            2.29%(2)
Ratio of Expenses to Average
  Net Assets*                                     1.51%               1.41%        1.23%          1.48%            1.59%(2)
Ratio of Net Investment Income to Average
  Net Assets*                                     0.73%               0.73%        1.17%          1.36%            1.35%(2)

Portfolio Turnover Rate                          35.41%              23.68%       38.90%         68.15%           42.78%



----------------------------

* During the periods the investment advisory, administration and/or shareholder servicing plan fees were voluntarily reduced. If such voluntary fee reductions had not occurred the ratios would have been as indicated.

(1)      Period from commencement of operations.

(2)      Annualized.

                               SPECIAL EQUITY FUND
         (For a Fund Share Outstanding Throughout the Period presented.)


                                                                            March 15, 1994 to
                                                                           October 31, 1994(1)
                                                                           -------------------
Net Asset Value, Beginning of Period                                             $10.00
                                                                                 ------

Investment Activities
Net Investment Income                                                              0.06
Net Realized and Unrealized Gains
  (Losses) on Investments                                                         (0.63)
                                                                                   ----
Total from Investment Activities                                                  (0.57)

Distributions
Net Investment Income                                                             (0.06)
                                                                                   ----
Net Realized Gains
  Total Distributions                                                             (0.06)

Net Asset Value, End of Period                                                    $9.37
                                                                                  =====
---------------------------------------

Total Return                                                                      (5.72)%

Ratios/Supplementary Data


Net Assets at end of period (000)                                                $10,069
Ratio of Expenses to
  Average Net Assets                                                                0.15%(2)
Ratio of Net Investment Income to
  Average Net Assets                                                                1.06%(2)
Ratio of Expenses to Average
  Net Assets*                                                                       2.10%(2)
Ratio of Net Investment Income to Average
  Net Assets*                                                                     (0.89)%(2)

Portfolio Turnover Rate                                                            38.70%


----------------------------

* During the periods the investment advisory, administration, and/or shareholder servicing plan fees were voluntarily reduced. If such voluntary fee reductions had not occurred the ratios would have been as indicated.

(1)      Period from commencement of operations.

(2)      Annualized.

                                    BOND FUND
    (For a Fund Share Outstanding Throughout the Years and Period presented.)

                                                                                                            February 28, 1990
                                                                      For the Year Ended October 31,         to October 31,
                                                 1994                1993         1992           1991            1990(1)
                                                 ----                ----         ----           ----            -------
Net Asset Value, Beginning of Period            $11.18              $10.89       $10.65          $9.96           $10.00
                                                ------              ------       ------          -----           ------

     Investment Activities
     Net Investment Income                        0.53                0.56         0.70           0.78             0.50
     Net Realized and Unrealized
       Gains (Losses) on Investments             (1.04)               0.54         0.32           0.69            (0.04)
                                                ------                ------       ------        ------          -------
       Total from Investment Activities          (0.51)               1.10         1.02           1.47             0.46

     Distributions
     Net Investment Income                       (0.52)              (0.56)       (0.68)         (0.78)           (0.50)
     Net Realized Gains                          (0.34)              (0.25)       (0.10)
                                                ------              ------       ------
       Total Distributions                       (0.86)              (0.81)       (0.78)         (0.78)           (0.50)
                                                ------              ------       ------         ------           ------

Net Asset Value, End of Period                   $9.81              $11.18       $10.89         $10.65            $9.96
                                                 =====              ======       ======         ======            =====
---------------------------------------

Total Return                                     (4.75)%             10.63%        9.82%         15.16%            4.64%

Ratios/Supplementary Data


Net Assets at end of period (000)              $23,377              $27,346      $15,180         $7,255           $4,593
Ratio of Expenses to
  Average Net Assets                              1.01%                0.88%        0.46%          0.47%            0.68%(2)
Ratio of Net Investment Income to
  Average Net Assets                              5.07%                5.16%        6.78%          7.71%            7.75%(2)
Ratio of Expenses to Average
  Net Assets*                                     1.60%                1.49%        1.24%          1.41%            1.62%(2)
Ratio of Net Investment Income to Average
  Net Assets*                                     4.48%                4.55%        6.01%          6.78%            6.81%(2)

Portfolio Turnover Rate                         231.88%              158.51%       99.03%         47.30%           22.57%

----------------------------



* During the periods the investment advisory, administration and/or shareholder servicing plan fees were voluntarily reduced. If such voluntary fee reductions had not occurred the ratios would have been as indicated.

(1)      Period from commencement of operations.

(2)      Annualized.

                            INTERMEDIATE INCOME FUND
    (For a Fund Share Outstanding Throughout the Years and Period presented.)



                                                            For the Year Ended October 31,                February 28, 1990
                                                 ------------------------------------------------           to October 31,
                                                 1994            1993            1992           1991           1990(1)
                                                 ----            ----            ----           ----           -------

Net Asset Value, Beginning of Period             $11.01          $10.87         $10.61          $10.12         $10.00
                                                 ------          ------         ------          ------         ------

      Investment Activities
      Net Investment Income                        0.50            0.53           0.65            0.77           0.48
      Net Realized and Unrealized
        Gains (Losses) on Investments             (0.61)           0.21           0.29            0.50           0.12
                                                 ------            ----           ----            ----           ----
        Total from Investment Activities          (0.11)           0.74           0.94            1.27           0.60

      Distributions
      Net Investment Income                       (0.49)          (0.53)         (0.64)          (0.77)         (0.48)
      Net Realized Gains                          (0.14)          (0.07)         (0.04)          (0.01)
                                                 ------          ------         ------          ------
       Total Distributions                        (0.63)          (0.60)         (0.68)          (0.78)         (0.48)
                                                 ------          ------         ------          ------         ------

Net Asset Value, End of Period                   $10.27          $11.01         $10.87          $10.61         $10.12
                                                 ======          ======         ======          ======         ======
---------------------------------------

Total Return                                      (0.97)%          6.99%          9.11%          12.94%          6.10%

Ratios/Supplementary Data

Net Assets at end of period (000)               $21,247         $24,047         $16,718         $7,116         $3,986
Ratio of Expenses to
  Average Net Assets                               0.90%           0.78%           0.47%          0.40%          0.75%(2)
Ratio of Net Investment Income to
  Average Net Assets                               4.66%           4.89%           6.31%          7.69%          7.42%(2)
Ratio of Expenses to Average
  Net Assets*                                      1.64%           1.50%           1.24%          1.34%          1.69%(2)
Ratio of Net Investment Income to Average
  Net Assets*                                      3.92%           4.17%           5.57%          6.76%          6.48%(2)

Portfolio Turnover Rate                          170.23%          90.17%          53.28%         32.94%         39.36%



----------------------------

* During the periods the investment advisory, administration and/or shareholder servicing plan fees were voluntarily reduced. If such voluntary fee reductions had not occurred the ratios would have been as indicated.

(1)      Period from commencement of operations.

(2)      Annualized.

                         PENNSYLVANIA TAX-FREE BOND FUND
    (For a Fund Share Outstanding Throughout the Year and Period presented.)



                                                                                      September 21,
                                                                  Year Ended             1992 to
                                                                  October 31,           October 31,
                                                 1994                1993                1992(1)
                                                 ----             -----------           ---------

Net Asset Value, Beginning of Period            $10.48               $9.77                $10.00
                                                ------               -----                ------

     Investment Activities
     Net Investment Income                        0.46                0.45
     Net Realized and Unrealized Gains
       (Losses) on Investments                   (0.85)               0.70                 (0.23)
                                                ------              ------                ------
       Total from Investment Activities          (0.39)               1.15                 (0.23)
                                                ------              ------                ------

     Distributions
     Net Investment Income                       (0.46)              (0.44)
     Net Realized Gains                          (0.07)
                                                ------
       Total Distributions                       (0.53)              (0.44)
                                                ------              ------

Net Asset Value, End of Period                   $9.56              $10.48                 $9.77
                                                 =====              ======                 =====
---------------------------------------

Total Return                                     (3.90)%             11.94%                (2.28)%

Ratios/Supplementary Data


Net Assets at end of period (000)               $7,008              $5,883                $3,405
Ratio of Expenses to
  Average Net Assets                              0.38%               0.51%                 2.67%(2)
Ratio of Net Investment Income to
  Average Net Assets                              4.61%               4.35%                 0.52%(2)
Ratio of Expenses to Average
  Net Assets*                                     1.57%               1.63%                 3.41%(2)
Ratio of Net Investment Income to Average
  Net Assets*                                     3.42%               3.23%                (0.22)%(2)

Portfolio Turnover Rate                          37.23%              50.19%                31.37%

----------------------------

* During the periods the investment advisory, administration and/or shareholder servicing plan fees were voluntarily reduced. If such voluntary fee reductions had not occurred the ratios would have been as indicated.

(1)      Period from commencement of operations.

(2)      Annualized.

                       INVESTMENT OBJECTIVES AND POLICIES

MONEY MARKET FUNDS

The Conestoga Cash Management Fund

         The investment objective of the Cash Management Fund is to seek current income with liquidity and stability of principal. The Cash Management Fund will invest only in those obligations which are considered by the Investment Advisor to present minimal credit risk and which at the time of purchase are rated of a high quality, i.e., rated in the highest rating category by a nationally recognized statistical rating organization ("Rating Organization") in the case of commercial paper; or rated in one of the two highest rating categories by a Rating Organization in the case of bonds; or which are unrated at the time of purchase but are determined to be of comparable quality by the Investment Advisor pursuant to guidelines approved by the Company's Board of Trustees. All securities or instruments in which the Cash Management Fund invests have remaining maturities of 397 days or less, although instruments subject to repurchase agreements may bear longer maturities. The average dollar-weighted maturity of the securities in the Cash Management Fund will not exceed 90 days. Obligations purchased by the Cash Management Fund are limited to U.S. dollar-denominated obligations which the Board of Trustees has determined present minimal credit risks.

The Conestoga U.S. Treasury Securities Fund

         The U.S. Treasury Securities Fund invests exclusively in short-term obligations issued or guaranteed by the U.S. Treasury and in repurchase agreements secured by U.S. Treasury instruments. All securities or instruments in which the U.S. Treasury Securities Fund invests have remaining maturities of 397 days or less, although instruments subject to repurchase agreements may bear longer maturities. The average dollar-weighted maturity of the securities in the U.S. Treasury Securities Fund will not exceed 90 days. Obligations purchased by the U.S. Treasury Securities Fund are limited to U.S. dollar-denominated obligations which the Board of Trustees has determined present minimal credit risks.

         To the extent permitted by state and local law, in addition to being suitable for individuals, institutions, custody and certain trust accounts, the U.S. Treasury Securities Fund offers an economical and convenient vehicle for the investment of available cash by state and local governments, their political subdivisions, agencies, instrumentalities and public authorities, as well as by trustees and others, of proceeds of tax-exempt bond issues, whether or not subject to arbitrage limitations or rebate requirements under the Internal Revenue Code of 1986 as amended.

Potential investors should consult their legal advisors to determine whether or not their state and local statutes, regulations and applicable governing instruments (such as bond indentures and resolutions) permit such investors to purchase Shares in the U.S. Treasury Securities Fund. The U.S. Treasury Securities Fund offers the advantages of liquidity, diversification and combined investing power, thereby avoiding the generally greater expense of executing a large number of small transactions. Moreover, investment in the U.S. Treasury Securities Fund relieves the investor of many management and administrative burdens associated with the direct purchase and sale of U.S. Treasury securities. These include selection of investments; surveying the market for the best terms at which to buy and sell; scheduling and monitoring maturities and reinvestments; receipt, delivery and safekeeping of securities; and recordkeeping.

The Conestoga Tax-Free Fund

         The investment objective of the Tax-Free Fund is to seek current income which is exempt from regular federal income tax with liquidity and stability of principal. The assets of the Tax-Free Fund will be primarily invested in high-quality bonds and notes issued by, or on behalf of, states (including the District of Columbia), territories, and possessions of the United States and their respective authorities, agencies, instrumentalities, and political subdivisions, the interest on which is exempt from regular federal income tax and is not treated as a specific tax preference item under the federal alternative minimum tax ("Municipal Obligations"), and which have remaining maturities of 397 days or less. The average dollar-weighted maturity of the securities in the Tax-Free Fund will not exceed 90 days. As a matter of fundamental policy, under normal market conditions, at least 80% of the Tax-Free Fund's total assets will be invested in Municipal Obligations.

         The Tax-Free Fund may invest in private activity bonds (e.g., bonds issued by industrial development authorities) that are issued by or on behalf of public authorities to finance various privately-operated facilities. Private activity bonds are included in the term "Municipal Obligations" only if the interest paid thereon is exempt from regular federal income tax and is not treated as a specific tax preference item under the federal alternative minimum tax for either individuals or corporations. See "TAXES."

         Under normal market conditions, the Tax-Free Fund may invest up to 20% of its total assets in obligations, the interest on which is either subject to regular federal income taxation or is treated as a specific tax preference item under the federal alternative minimum tax ("Taxable Obligations"). If deemed appropriate for temporary defensive purposes, the Tax-Free Fund may increase its holdings in Taxable Obligations to over 20% of its total assets and may also hold uninvested cash reserves pending investment. When the Fund is so invested, its investment objective may not be achieved. Uninvested cash reserves will not earn income. Taxable Obligations may include obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (some of which may be subject to repurchase agreements), certificates of deposit and banker's acceptances of selected banks, private activity bonds and commercial paper meeting the Tax-Free Fund's quality standards (as described below) for tax-exempt commercial paper. These obligations are described further in the Statement of Additional Information.

         The Tax-Free Fund will invest only in those Municipal Obligations which are considered by the Investment Advisor to present minimal credit risks and which at the time of purchase are rated high quality, i.e., rated in one of the two highest rating categories assigned by a Rating Organization in the case of bonds; rated in the highest rating category assigned by a Rating Organization in the case of notes, variable rate demand notes and tax-exempt commercial paper; or which are unrated at the time of purchase but are determined to be of comparable quality by the Investment Advisor pursuant to guidelines approved by the Company's Board of Trustees. Municipal Obligations may be purchased in reliance upon a rating only where the Rating Organization is not affiliated with the issuer or guarantor of the Municipal Obligations. If a security is subject to a demand feature, the security must receive both a short-term and a long-term high quality rating or must be determined to be of comparable quality by the Investment Advisor; except that where the demand feature is considered to be "unconditional" under the Investment Company Act of 1940, the security may be acquired solely in reliance on a short-term high quality rating or a determination of comparable quality by the Investment Advisor. The applicable Municipal Obligations ratings are described in Appendix "A" to the Statement of Additional Information.

         The Tax-Free Fund is not intended to constitute a balanced investment program and is not designed for investors seeking capital appreciation or maximum tax-exempt income irrespective of fluctuations in principal. Investment in the Tax-Free Fund would not be appropriate for tax-deferred plans, such as IRA or Keogh plans. Investors should consult a tax or other financial advisor to determine whether investment in the Tax-Free Fund would be appropriate.

EQUITY FUNDS

The Conestoga Equity Fund

         The investment objective of the Equity Fund is to seek capital growth by investing principally in a diversified portfolio of common stocks of companies with large, medium or small capitalizations. The Equity Fund will normally invest at least 80% of the value of its total assets in common stocks. The Fund may also invest up to 20% of the value of its total assets in securities convertible into common stocks, preferred stocks, corporate bonds, notes, warrants, and short-term obligations (with maturities of 18 months or less) such as commercial paper (including variable amount master demand notes), banker's acceptances, certificates of deposit, repurchase agreements, obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, and demand and time deposits of domestic and foreign banks and savings and loan associations. During temporary defensive periods, the Fund has the ability to hold up to 100% of its total assets in short-term obligations including domestic bank certificates of deposit, banker's acceptances and repurchase agreements secured by U.S. Government securities.

         Stocks held by the Equity Fund may be listed on a national securities exchange or may be unlisted securities with an established over-the-counter market. The Investment Advisor has developed a quantitative process which evaluates stocks in a number of ways, including the ratios of market price to book value, recent changes in market price, return on equity, price to earnings ratios, dividend paying abilities, and liquidity. The Investment Advisor believes that its quantitative approach reduces subjectivity in the stock selection process.

         Equity securities such as those in which the Equity Fund may invest are more volatile and carry more risk than some other forms of investment. Depending upon the performance of the Fund's investments, the net asset value per Share of the Fund may decrease instead of increase.

The Conestoga International Equity Fund

         The investment objective of the International Equity Fund is to seek long-term growth of capital. Under normal market conditions, the Fund will invest at least 65% of its total assets in an internationally diversified portfolio of equity securities which trade in markets other than the United States. Generally, these securities will be issued by companies (i) domiciled in countries other than the United States, or (ii) that derive at least 50% of either their revenues or their pre-tax income from activities outside of the United States. Equity securities include for this purpose common and preferred stock, securities

(bonds and preferred stock) convertible into common stock, warrants and securities representing underlying international securities such as American Depositary Receipts, or ADRs, and European Depositary Receipts, or EDRs. The Fund may also hold depositary or custodial receipts representing beneficial interests in any of the foregoing securities.

         The Fund may invest in securities of issuers with large, medium or small capitalizations in any country including but not limited to, Argentina, Australia, Austria, Belgium, Canada, Chile, Colombia, Denmark, Finland, France, Germany, Hong Kong, India, Ireland, Israel, Italy, Japan, South Korea, Malaysia, Mexico, the Netherlands, New Zealand, Norway, Peru, the Philippines, Singapore, Spain, Sweden, Switzerland, Taiwan, Thailand, the United Kingdom and Venezuela. Normally, the Fund will invest at least 65% of its total assets in securities traded in at least three foreign countries, including the countries listed above. It is possible, although not currently anticipated, that up to 35% of the Fund's assets could be invested in U.S. companies.

         Initial emphasis in the selection of investments is expected to be placed on selection of countries in which to invest, followed by selection of industries or sectors within or across countries and by selection of individual stocks corresponding to the industries or sectors selected. Investments are expected to be made primarily in developed markets and larger capitalization companies. However, the Fund also may invest in emerging markets where smaller capitalization companies are the norm.

         Under normal market conditions, it is expected that the Fund will be fully invested in equity securities and related hedging instruments (except for short-term investments of cash for liquidity purposes and pending investment). However, during temporary defensive periods, the Fund may invest up to 100% of its total assets in short-term obligations (with maturities of 12 months or less) consisting of commercial paper (including variable amount master demand notes), banker's acceptances, certificates of deposit, repurchase and reverse repurchase agreements, and demand and time deposits of domestic or foreign banks and savings and loan associations, and in money market mutual funds.

The Conestoga Special Equity Fund

         The investment objective of the Special Equity Fund is to seek capital growth by investing principally in a diversified portfolio of common stocks. The Special Equity Fund will normally invest in common stocks of domestic companies that the Investment Advisor expects will experience growth in earnings and price. The Fund may invest up to 35% of its total assets in foreign securities. The Fund may also purchase securities convertible into common stocks, preferred stocks, notes, warrants, and, for daily case management purposes, short-term obligations (with maturities of 18 months or less) such as commercial paper (including variable amount master demand notes), banker's acceptances, certificates of deposit, repurchase agreements, obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, and demand and time deposits of domestic and foreign banks and savings and loan associations. During temporary defensive periods, the Fund has the ability to hold up to 100% of its total assets in short-term obligations, including domestic bank certificates of deposit, banker's acceptances and repurchase agreements secured by U.S. Government securities. The Investment Advisor's quantitative process described above under "The Conestoga Equity Fund" will be utilized for the Special Equity Fund.

         Many of the companies in which the Special Equity Fund invests will be small and medium capitalized companies. Small capitalized companies are those organizations with "stock market capitalizations" between $100 million and $1 billion and medium capitalized companies are those organizations with stock market capitalizations between $1 billion and $5 billion. "Stock market capitalizations" means the total number of common shares outstanding multiplied by the market price per share.

         The Special Equity Fund will normally purchase the securities of small and medium capitalized companies across a wide range of industry sectors. These securities may be traded over-the-counter or listed on an exchange and may or may not pay dividends. Small and medium capitalized companies may be more vulnerable than larger, more established organizations to adverse business or economic developments. In particular, small capitalized companies may have limited product lines, markets and financial resources and may be dependent upon a relatively small management group. Accordingly, equity securities such as those in which the Fund may invest are more volatile and carry more risk than some other forms of investment. Depending upon the performance of the Fund's investments, the net asset value per Share of the Fund may decrease instead of increase.

BOND FUNDS

The Conestoga Bond Fund

         The investment objective of the Bond Fund is to seek to maximize long-term total return by investing principally in a diversified portfolio of debt securities. The Bond Fund will normally invest at least 80% of the value of its total assets in debt securities of all types. Debt securities include domestic and foreign bonds, debentures, notes, equipment lease and trust certificates, asset-backed and mortgage-backed securities, and obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities. In addition, a portion of the Fund may from time to time be invested in first mortgage loans and participation certificates in pools of mortgages issued or guaranteed by the U.S. Government, its agencies or instrumentalities, in preferred stocks, and in debt securities which are convertible into, or exchangeable for, common stocks, common stock obtained upon the conversion or exchange of such securities, and short-term money market instruments and Money Market Funds. Some of the securities in which the Fund invests may have warrants or options attached.


The Conestoga Intermediate Income Fund

         The Intermediate Income Fund has a primary investment objective of seeking current income by investing principally in a diversified portfolio of debt securities with expected or remaining maturities of ten years or less, and a secondary objective of seeking capital growth. The Fund will normally have an average dollar-weighted portfolio maturity of three to ten years. The Fund will normally invest at least 80% of the value of its total assets in debt securities of all types. Debt securities include domestic and foreign bonds, debentures, notes, equipment lease and trust certificates, asset-backed and mortgage-backed securities, and obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities. In addition, a portion of the Fund may from time to time be invested in first mortgage loans and participation certificates in pools of mortgages issued or guaranteed by the U.S. Government, its agencies or instrumentalities, in preferred stocks, and in debt securities which are convertible into, or exchangeable for, common stocks, common stock obtained upon the conversion or exchange of such securities, and short-term money market instruments and Money Market Funds. Some of the securities in which the Fund invests may have warrants or options attached.

The Conestoga Pennsylvania Tax-Free Bond Fund

         The investment objective of the Pennsylvania Tax-Free Bond Fund is to seek a high level of current income consistent with the preservation of capital, which income is exempt from federal individual income tax and from Pennsylvania state and local personal income tax, and is not a tax preference item under the federal alternative minimum tax. Shares of the Fund will be exempt from Pennsylvania personal property taxes. To achieve this objective, the Fund anticipates that it will invest primarily in Pennsylvania Municipal Obligations (as defined below). Under normal market conditions, the Fund will invest substantially all of its total assets (but in no event less than 80%) in investment grade municipal securities issued by the Commonwealth of Pennsylvania and its political subdivisions, agencies, instrumentalities and authorities ("Pennsylvania

Municipal Obligations"), the interest on which, in the opinion of bond counsel to the issuer, is exempt from federal individual income tax and Pennsylvania state and local personal income tax, and is not treated as a specific tax preference item under the federal alternative minimum tax. During temporary defensive periods, the Fund may invest without limitation in other types of securities. These securities may include other types of bonds, notes, variable rate demand notes and commercial paper, provided such securities are rated within the relevant categories applicable to the Pennsylvania Municipal Obligations, or if unrated, are of comparable quality as determined by the Investment Advisor at the time of purchase. Other debt obligations, such as bank obligations, may be included. Since the Fund's purchases will be limited to investment grade securities, it will not acquire lower quality securities which would carry higher yields and also greater risk.

         Pennsylvania Municipal Obligations acquired by the Pennsylvania Tax-Free Bond Fund will be investment grade at the time of purchase -- that is, obligations rated in one of the four highest rating categories assigned by a Rating Organization in the case of bonds; rated "Duff 1," "Duff 2," or "Duff 3" by D&P, "F-1" or "F-2" by Fitch, "SP-1" or "SP-2" by S&P, or "MIG-1" or "MIG-2" by Moody's in the case of notes; rated "Duff 1," "Duff 2," or "Duff 3" by D&P, "F-1" or "F-2" by Fitch, or "VMIG-1" or "VMIG-2" by Moody's in the case of variable rate demand notes; or rated "Duff 1," "Duff 2," or "Duff 3" by D&P, "F-1" or "F-2" by Fitch, "A-1" or "A-2" by S&P, or "Prime-1" or "Prime-2" by Moody's in the case of tax-exempt commercial paper. Unrated obligations acquired by the Fund will be determined by the Investment Advisor to be of comparable quality at the time of purchase to rated obligations that may be acquired by the Fund. Obligations rated in the lowest of the top four rating categories ("BBB" by D&P, Fitch, or S&P, or "Baa" by Moody's) have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade bonds. Subsequent to its purchase by the Fund, an issue of Pennsylvania Municipal Obligations may cease to be rated, or its rating may be reduced below the minimum rating required for purchase by the Fund. The Investment Advisor will consider such an event in determining whether the Fund should continue to hold the obligation. See "Appendix A" to the Statement of Additional Information for a description of these rating designations.

The Conestoga Short-Term Income Fund

         The investment objective of the Short-Term Income Fund is to seek consistent current income with relative stability of principal by investing principally in a diversified portfolio of investment grade debt securities. Under normal conditions, the

Fund's portfolio securities will have maximum expected or remaining maturities of three years or less. The Fund will normally have an average dollar weighted Portfolio maturity of approximately one year.

         The Fund will invest principally in debt securities, including bonds, debentures, notes, equipment lease and trust certificates, asset-backed and mortgage-backed securities, and obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities. The Fund may invest up to 35% of its total assets in U.S. dollar denominated international debt securities for which the primary trading market is in the United States ("Yankee Bonds").


BALANCED FUND

The Conestoga Balanced Fund

         The investment objective of the Balanced Fund is to seek a balance of capital appreciation and current income consistent with the preservation of capital. The Fund seeks to achieve its objective through a policy of diversified investment in fixed income and equity securities. Equity securities will be selected on the basis of the potential for capital appreciation; current income will not be a significant consideration. Fixed income securities will be selected in an effort to maximize total return with respect to the fixed income portion of the Fund's portfolio. An investor should not consider an investment in the Fund to be a complete investment program.

         The Fund's policy is to invest at all times at least 30% of the value of its total assets in fixed-income securities and no more than 70% in equity securities. The actual percentage of assets invested in fixed-income and equity securities will vary from time to time depending of the judgment of the Investment Advisor as to the general market and economic conditions, trends and yields, interest rates and fiscal and monetary developments. The Fund will not purchase a security if as a result less than 30% of its total assets will be in fixed-income securities (including short-term obligations, long-term debt securities, and convertible debt securities and preferred stocks to the extent their value is attributable to their fixed income characteristics).

         During temporary defensive periods, the Fund may invest up to 100% of its total assets in short-term obligations (with maturities of 12 months or less) consisting of commercial paper (including variable amount master demand notes), banker's acceptances, certificates of deposit, repurchase and reverse repurchase agreements, and demand and time deposits of domestic or foreign banks and savings and loan associations, and in money market mutual funds.

         Stocks held by the Balanced Fund may be listed on a national securities exchange or may be unlisted securities with an established over-the-counter market. The Investment Advisor has developed a quantitative process which evaluates stocks in a number of ways, including the ratios of market price to book value, recent changes in market price, return on equity, price to earnings ratios, dividend paying abilities, and liquidity. The Investment Advisor believes that its quantitative approach reduces subjectivity in the stock selection process.

         Fixed income securities include both debt securities and preferred stocks, which may be convertible into, or exchangeable for, common stocks. Debt securities include domestic and foreign bonds, Yankee Bonds, debentures, notes, equipment lease and trust certificates, asset-backed and mortgage-backed securities, obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, first mortgage loans and participation certificates in pools of mortgages issued or guaranteed by the U.S. Government or its agencies or instrumentalities. Some of the securities in which the Fund invests may have warrants or options attached.

GENERAL

         The investment objective of each of the Cash Management Fund, U.S. Treasury Securities Fund, Tax-Free Fund, Equity Fund, Special Equity Fund, Bond Fund, Intermediate Income Fund and Pennsylvania Tax-Free Bond Fund is fundamental and may not be changed without a vote of the holders of a majority of the outstanding voting securities of the Fund. The investment objective of each of the International Equity Fund, Short-Term Income Fund and Balanced Fund may be changed by the Board of Trustees of the Company.


                        HOW TO PURCHASE AND REDEEM SHARES

Distributor

         Institutional Shares of each Fund are sold on a continuous basis by the Company's distributor, SEI Financial Services Company (the "Distributor") in connection with the requirements of qualified accounts maintained by or on behalf of certain persons ("Customers") by the Investment Advisor, its related companies or their correspondents ("Entities"). With respect to the Cash Management, Tax-Free and U.S. Treasury Securities Funds (collectively, the "Money Market Funds"), these procedures may include instructions under which a Customer's account is "swept" automatically no less frequently than weekly and amounts in excess of a minimum amount agreed upon by an Entity and its Customer are invested by the Distributor in Shares of one or more of the Money Market Funds depending upon the type of account or the instructions of the Customer. The principal office of the Distributor is 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658.

         Institutional Shares of a Fund sold to an Entity acting in a fiduciary, advisory, custodial, or other similar capacity on behalf of Customers will normally be held of record by the Entity. With respect to Institutional Shares so sold, it is the responsibility of the holder of record to transmit purchase or redemption orders to the Distributor and to deliver funds for the purchase thereof on a timely basis. Beneficial ownership of Institutional Shares of the Funds will be recorded by the Entities and reflected in the account statements provided to Customers. Entities may exercise voting authority for those Institutional Shares for which they had been granted authority by the Customer. The minimum initial purchase is $1,000; however, there is no minimum subsequent purchase. The minimum may be waived if purchases are made in connection with qualified pension plans, payroll savings plans or other employer plans. Purchasers will pay the sum of the next calculated net asset value per Share of a Fund selected after the Distributor's agent's receipt of an order to purchase Shares.

Other Information Regarding Purchases

         Money Market Funds: Institutional Shares of these Funds are purchased at the net asset value per Share of each such Fund (see "VALUATION OF SHARES") next determined after receipt by the Distributor of an order in good form to purchase Institutional Shares. An order to purchase Institutional Shares will be deemed to have been received by the Distributor only when federal funds with respect thereto are available to the Company's custodian for investment. Federal funds are monies credited to a bank's account with a Federal Reserve Bank. Payment for an order to purchase Institutional Shares which is transmitted by federal funds wire will be available the same day for investment by the Company's custodian, if received prior to noon. Payments transmitted by other means (such as by check drawn on a member of the Federal Reserve System) will normally be converted into federal funds within two banking days after receipt. The Company strongly recommends that investors of substantial amounts use federal funds to purchase Institutional Shares.

         Purchases of Institutional Shares of the Money Market Funds will be effected only on a Business Day (as defined in "VALUATION OF SHARES") of the Company. An order received prior to a Valuation Time on any Business Day will be executed at the net asset value determined as of the next Valuation Time on the date of receipt. An order received after the last Valuation Time on any Business Day will be executed at the net asset value determined as of the next Valuation Time on the next Business Day of the Company. Institutional Shares purchased before 12:00 noon, (Eastern Time) begin earning dividends on the same Business Day. All Institutional Shares continue to earn dividends through the day before their redemption.

         Equity, Bond and Balanced Funds: Purchases of Institutional Shares in these Funds (the "Non-Money Market Funds") will be effected only on a Business Day. The purchase price will be the net asset value per share (see "VALUATION OF SHARES") as determined on the Business Day the order is received in good form by the Distributor, but only if the Distributor receives the order in good form by 4:00 P.M. Eastern Time. Otherwise, the price will be determined as of 4:00 P.M. Eastern Time on the next Business Day.

         All Funds: The minimum investment is $1,000 for the initial purchase of Institutional Shares by an investor. There is no minimum investment for subsequent purchases. The minimum may be waived if purchases are made in connection with qualified pension plans or other employer plans.

          Depending upon the terms of a particular Customer account, an Entity may charge its Customers account fees for services provided in connection with investment in the Funds. Information concerning these services and any charges will be provided by the Entities. This Prospectus should be read in conjunction with any such information so received from the Entities.

          The Company reserves the right to reject any order for the purchase of its Institutional Shares in whole or in part.

         Every Shareholder will receive a confirmation of each transaction in its account, which will also show the total number of Institutional Shares of a Fund owned by the Shareholder. Confirmation of purchases and redemptions of Institutional Shares of the Funds by the Investment Advisor or one of its affiliates or their correspondents on behalf of a Customer will be sent to the Investment Advisor or the affiliate. Shareholders may rely on these statements in lieu of certificates. Certificates representing Institutional Shares of the Funds will not be issued.

Exchange Privilege

         Shareholders may exchange Institutional Shares of various Funds for Institutional Shares of all or any of the Company's other Funds at respective net asset values, provided that the Shareholder making the exchange is eligible on the date of exchange to purchase Institutional Shares and the exchange is made in states where it is legally authorized. An exchange is considered a sale of shares and will result in a capital gain or loss for federal income tax purposes. To receive the public offering price, Shareholders must, at the time of purchase, give the Distributor sufficient information to permit confirmation of qualification.

         An Entity should notify the Company of its desire to make an exchange on behalf of its Customer, and the Distributor will furnish the shareholder with the prospectus of the appropriate class of shares of the Fund and the appropriate authorization form.

         The Institutional Shares exchanged must have a current value of at least $1,000. A Shareholder may make an exchange request by calling (800) 344-2716 or by providing written instructions to the Distributor. An investor should consult the Distributor for further information regarding exchanges. During periods of significant economic or market change, telephone exchanges may be difficult to complete.

Redemption of Shares

         Shareholders may redeem their Institutional Shares on any day that net asset value is calculated (see "VALUATION OF SHARES"). Redemptions will be effected at the net asset value per share next determined after receipt of a redemption request. Redemptions may be requested by mail or by telephone. However, all or part of a Customer's Institutional Shares may be redeemed in accordance with instructions and limitations pertaining to his or her account at an Entity. For example, if a Customer has agreed with an Entity to maintain a minimum balance in his or her account with the Entity, and the balance in that account falls below that minimum, the Customer may be obliged to redeem, or the Entity may redeem for and on behalf of the Customer, all or part of the Customer's Institutional Shares of a Fund to the extent necessary to maintain the required minimum balance. There may be no notice period affording shareholders an opportunity to increase the account balance in order to avoid an involuntary redemption by an Entity.

Redemption By Mail

         A written request for redemption must be submitted to the Distributor. The Distributor's address is: SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658. There is no charge for having redemption requests mailed to a designated bank account.

Other Information Regarding Redemption of Institutional Shares

         All redemption orders are effected at the net asset value per share next determined after a properly completed redemption order has been received, as described above. The proceeds paid upon redemption of Institutional Shares in a Fund may be more or less than the amount invested. Payment to Shareholders for Institutional Shares redeemed will normally be made within seven days after receipt by the Distributor of the request for redemption. To the extent possible, however, the Company will attempt to honor requests from Shareholders for (a) next day payments upon redemption of Institutional Shares in the Non-Money Market Funds if received by the Distributor before 4:00 P.M., Eastern Time, on a Business Day or, if received after 4:00 P.M., Eastern Time, within two Business Days or (b) same day payments upon redemption of Institutional Shares in the Money Market Funds if the request for redemption is received by the Distributor before 12:00 noon, Eastern Time, on a Business Day or, if the request for redemption is received after 12:00 noon, Eastern Time, to honor requests for payment on the next Business Day; unless it would be disadvantageous in the opinion of the Investment Advisor to the Fund to sell or liquidate portfolio securities in an amount sufficient to satisfy requests for payments in that manner.

         At various times a Fund may be requested to redeem Institutional Shares for which it has not yet received good payment. In such circumstances, the forwarding of proceeds may be delayed for up to fifteen days until payment has been collected for the purchase of such Institutional Shares. Such delay may be avoided if Institutional Shares are purchased by wire transfer of federal funds. The Funds intend to pay cash for all Institutional Shares redeemed, but under abnormal conditions which make payment in cash unwise, payment may be made wholly or partly in portfolio securities at their then current market value equal to the redemption price. In such cases, an investor may incur brokerage costs in converting such securities to cash.

         See "ADDITIONAL PURCHASE AND REDEMPTION INFORMATION -- Matters Affecting Redemption" and "Net Asset Value" in the Statement of Additional Information for examples of when the Company may suspend the right of redemption or redeem Institutional Shares involuntarily if it appears appropriate to do so in light of the Company's responsibilities under the Investment Company Act of 1940.


                               VALUATION OF SHARES

         The net asset value of each of the Money Market Funds is determined, and the Institutional Shares of each such Fund are priced, as of 12:00 noon and the close of regular trading on the New York Stock Exchange ("NYSE") (generally, 4:00 P.M., Eastern Time) on each Business Day of the Company. The net asset value of each of the Non-Money Market Funds is determined, and the Shares of each such Fund are priced, as of the close of regular trading on the NYSE (generally, 4:00 P.M., Eastern Time) on each Business Day. Each time the net asset value of a Fund is determined and its Institutional Shares priced is referred to as a "Valuation Time." As used herein, a "Business Day" constitutes any day on which the NYSE is open for trading and the Federal Reserve Bank of Philadelphia is open, except days on which there are not sufficient changes in the value of the Fund's portfolio securities that the Fund's net asset value might be materially affected, or days during which no Shares are tendered for redemption and no orders to purchase Shares are received. Currently, either the NYSE or the Federal Reserve Bank of Philadelphia is closed on the customary national business holidays of New Year's Day, Martin Luther King, Jr., Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day and Christmas Day. Net asset value per Share for purposes of pricing sales and redemptions is calculated by dividing the value of all securities and other assets belonging to the Institutional Shares of a Fund less the liabilities charged to such class of such Fund by the number of its outstanding Institutional Shares.

         The assets in the Money Market Funds are each valued based upon the amortized cost method. Pursuant to the rules and regulations of the Securities and Exchange Commission regarding the use of the amortized cost method, the Money Market Funds will each maintain a dollar-weighted average portfolio maturity of 90 days or less. Although the Company seeks to maintain the net asset value per Institutional Share of the Money Market Funds at $1.00 each, there can be no assurance that net asset value will not vary.

         The net asset value per Institutional Share of the Non-Money Market Funds will fluctuate as the value of the investment portfolio of each Fund changes. The securities in these Funds will be valued at market value. If market quotations are not available, the securities will be valued by a method which the Board of Trustees believes accurately reflects fair value. For further information about valuation of investments, see the Statement of Additional Information.


                                    DIVIDENDS

         MONEY MARKET FUNDS: The net income of each of these Funds is declared daily as a dividend to the respective Shareholders of each such Fund at the close of business on the day of declaration. Dividends are paid monthly, and a Shareholder's dividends will automatically be reinvested in additional full and fractional Institutional Shares of such Fund at net asset value as of the date of payment, unless the Shareholder elects to receive dividends in cash or directs such dividends to another Fund (see "How To Purchase And Redeem Shares -- Directed Dividend

Option"). Reinvested dividends receive the same tax treatment as dividends paid in cash. In the case of redemptions, dividends will be paid in cash not later than seven Business Days after a Shareholder's complete redemption of his or her Institutional Shares in the Cash Management, Tax-Free and U.S. Treasury Securities Funds. Such election, or any revocation thereof, must be made in writing to State Street Bank and Trust Company, (the "Transfer Agent") at The BFDS Building, 2 Heritage Drive, Quincy, MA 02171, and will become effective with respect to dividends paid after its receipt by the Transfer Agent.

         NON-MONEY MARKET FUNDS: The net income of the International Equity Fund is generally declared annually, the net income of each of the Equity, the Special Equity and the Balanced Funds is generally declared quarterly, and the net income of each of the Bond, Intermediate Income, Pennsylvania Tax-Free Bond and Short-Term Income Funds (collectively, the "Bond Funds") is generally declared monthly, as a dividend to the respective Shareholders at the close of business on the record date. Dividends are generally paid annually with respect to the International Equity Fund, quarterly with respect to the Equity, the Special Equity and the Balanced Funds, and monthly with respect to the Bond Funds. Distributable net realized capital gains are distributed at least annually. A Shareholder will automatically receive all income dividends and capital gain distributions from the Fund in additional full and fractional Shares of the Fund at net asset value as of the date of payment, unless the Shareholder elects to receive dividends or distributions in cash. Such election, or any revocation thereof, must be made in writing to the Transfer Agent at The BFDS Building, 2 Heritage Drive, Quincy, MA 02171, and will become effective with respect to dividends and distributions having record dates after its receipt by the Transfer Agent.


                            OTHER INVESTMENT POLICIES

Government and Related Obligations

         The Funds may invest in Treasury bills, notes and bonds and other obligations issued or guaranteed by the U.S. Treasury, as well as "stripped" U.S. Treasury obligations such as Treasury Receipts representing either future interest or principal payments. Stripped securities are issued at a discount to their "face value," and may exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors. The Funds may also acquire repurchase agreements secured by U.S. Treasury obligations.

         The Funds (except the U.S. Treasury Fund) may also invest in other obligations issued or guaranteed by the agencies or instrumentalities of the U.S. Government. These obligations may differ from U.S. Treasury obligations in their interest rates, maturities, and times of issuance. These Funds may also purchase interests in U.S. Treasury securities (such as TIGRs and CATS). TIGRs and CATS are not issued by the U.S. Treasury. Participations other than those issued or guaranteed by the U.S. are not obligations of the U.S. Government.

         Obligations of certain agencies and instrumentalities of the U.S. Government, such as the Government National Mortgage Association and the Export-Import Bank of the United States, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal National Mortgage Association, may borrow from the Treasury in its discretion; others, such as those of the Student Loan Marketing Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Federal Farm Credit Banks or the Federal Home Loan Mortgage Corporation, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government will provide financial support to U.S. Government-sponsored agencies or instrumentalities if it is not obligated to do so by law. The obligations of such agencies and instrumentalities and stripped securities will only be purchased when the Investment Advisor deems the credit risk with respect thereto to be minimal.

Banker's Acceptances

         The Cash Management Fund may invest in banker's acceptances guaranteed by domestic and foreign banks if, at the time of investment, the guarantor bank has capital, surplus, and undivided profits in excess of $100,000,000 (as of the date of its most recently published financial statements) and the bank, its parent or holding company is rated "A/B" or better at the time of investment by Thomson BankWatch, Inc., or unrated at the time of purchase but are determined to be institutions of comparable quality by the Investment Advisor pursuant to guidelines approved by the Company's Board of Trustees. For a description of the rating symbols of Thomson BankWatch, Inc., see Appendix "A" to the Statement of Additional Information.

Certificates of Deposit and Time Deposits

         The Cash Management Fund may invest in certificates of deposit and time deposits of domestic and foreign banks and savings and loan associations if (a) at the time of investment the depositary institution has capital, surplus, and undivided profits in excess of $100,000,000 (as of the date of its most recently published financial statements) and the depositary institution, its parent or holding company is rated "A/B" or better at the time of investment by Thomson BankWatch, Inc., (b) the principal amount of the instrument is insured in full by the FDIC or the Federal Savings and Loan Insurance Corporation, or (c) which are unrated at the time of purchase but are determined to be at comparable quality by the Investment Advisor pursuant to guidelines approved by the Company's Board of Trustees.

         The Funds (except the U.S. Treasury Securities Fund) may invest in Eurodollar Certificates of Deposits ("ECDs") which are U.S. dollar-denominated certificates of deposit issued by offices of foreign and domestic banks located outside the United States; Eurodollar Time Deposits ("ETDs") which are U.S. dollar-denominated deposits in a foreign branch of a U.S. bank or a foreign bank; Canadian Time Deposits ("CTDs") which are essentially the same as ETDs except they are issued by Canadian offices of Canadian banks; and Yankee Certificates of Deposit ("Yankee CDs") which are certificates of deposit issued by a U.S. branch of a foreign bank denominated in U.S. dollars and held in the United States.

         The Cash Management Fund will not invest in excess of 10% of its total assets in time deposits, including ETDs and CTDs but not including certificates of deposit, with maturities in excess of seven days which are subject to penalties upon early withdrawal.

Commercial Paper

         The Funds (except the U.S. Treasury Securities Fund) may invest in short-term promissory notes issued by corporations (including variable amount master demand notes). In the case of the Cash Management and Tax-Free Funds, such instruments at the time of purchase (1) have received the highest short-term rating by at least two Rating Organizations, (2) have received the highest short-term rating by the only rating agencies to have rated the notes, or (3) are unrated, but are determined to be of comparable quality pursuant to guidelines adopted by the Board of Trustees. Instruments may be purchased in reliance upon a rating only when the rating organization is not affiliated with the issuer or guarantor of the instrument. For a description of the rating symbols used in this paragraph, see the Appendix to the Statement of Additional Information. The Funds (except the U.S. Treasury Securities Fund) may also invest in foreign commercial paper ("FCP") which is U.S. dollar-denominated commercial paper issued by a foreign corporation or a foreign counterpart of a U.S. corporation.

Zero Coupon Obligations

         The Cash Management, Bond, Intermediate Income, Short-Term and Balanced Funds may invest in zero coupon obligations, which have greater price volatility than coupon obligations and which will not result in the payment of interest until maturity, provided that immediately after any purchase not more than 5% of the value of the net assets of the respective Fund would be invested in such obligations.

Foreign Securities

         The Equity Funds and the Balanced Fund may invest in securities of foreign issuers by acquiring both sponsored and unsponsored American Depositary Receipts ("ADRs"). ADRs are receipts issued by a bank or trust company in the United States evidencing ownership of underlying securities of a foreign issuer. Unsponsored ADRs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored ADRs, and the prices of unsponsored ADRs may be more volatile than if such instruments were sponsored by the issuer. The Equity Funds may also invest in securities issued by foreign branches of U.S. banks and foreign banks, in Canadian commercial paper, and in Europaper (U.S. dollar-denominated commercial paper of a foreign issuer). As stated above, certain Funds may invest in ECDs, ETDs, CTDs, and Yankee Cds. The Cash Management Fund may also acquire securities issued by foreign branches of U.S. banks, foreign banks, or other foreign issuers only when the Investment Advisor believes that the risks associated with such instruments are minimal. The Bond, Intermediate Income, Short-Term Income and Balanced Funds may invest in Yankee Bonds.

         For many foreign securities, U.S. dollar-denominated American Depositary Receipts, or ADRs, which are traded in the United States on exchanges or over-the-counter, are issued by domestic banks. ADRs represent the right to receive securities of foreign issuers deposited in a domestic bank or a correspondent bank. ADRs do not eliminate the risk inherent in investing in the securities of foreign issuers. However, by investing in ADRs rather than directly in stock of foreign issuers, the Fund can avoid currency risks during the settlement period for either purchases or sales. In general, there is a large, liquid market in the United States for many ADRs. The information available for ADRs is subject to the accounting, auditing and financial reporting standards of the domestic market or exchange on which they are traded, which standards are more uniform and more exacting than those to which many foreign issuers may be subject. The Fund may also invest in European Depositary Receipts, or EDRs, which are receipts evidencing an arrangement with a European bank similar to that for ADRs and are designed for use in the European securities markets. EDRs are not necessarily denominated in the currency of the underlying security.

         Certain ADRs and EDRs, typically those denominated as unsponsored, require the holders thereof to bear most of the costs of such facilities while issuers of sponsored facilities normally pay more of the costs thereof. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through the voting rights to facility holders in respect to the deposited securities, whereas the depositary of a sponsored facility typically distributes shareholder communications and passes through the voting rights.

         Investment in securities of foreign issuers involves certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include fluctuations in foreign exchange rates, difficulties in predicting international trade patterns, political, social and economic instability in the country of the issuer, foreign trading practices (including higher trading commissions, custodial charges and delayed settlements), foreign withholding and income taxation, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions (which might adversely affect the payment of principal and interest), difficulty in obtaining and enforcing judgments against foreign issuers, and the possible imposition of exchange controls or other foreign governmental laws or restrictions. With respect to certain countries, there is also the possibility of expropriation of assets, nationalization of assets, limits on removal of currency or other assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries.

         Foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. domestic companies. There is generally less government regulation of securities exchanges, brokers and listed companies abroad than in the U.S. Confiscatory taxation or diplomatic developments could also affect investment in those countries. In addition, foreign branches of U.S. banks, foreign banks and foreign issuers may be subject to less stringent reserve requirements and to different accounting, auditing, reporting, and recordkeeping standards than those applicable to domestic branches of U.S. banks and U.S. domestic issuers.

Foreign Currency Transactions

         The value of the assets of the International Equity Fund as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations, and the Fund may incur costs in connection with conversions between various currencies. The Fund will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or through forward contracts to purchase or sell foreign currencies. A forward foreign currency exchange contract ("forward currency contracts") involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These forward currency contracts are traded directly between currency traders (usually large commercial banks) and their customers. The Fund may enter into forward currency contracts in order to hedge against adverse movements in exchange rates between currencies.

         For example, when the International Equity Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may want to establish the U.S. dollar cost or proceeds, as the case may be. By entering into a forward currency contract in U.S. dollars for the purchase or sale of the amount of foreign currency involved in an underlying security transaction, the Fund can help to protect itself against a possible loss between trade and settlement dates resulting from an adverse change in the relationship between the U.S. dollar and such foreign currency. Additionally, for example, when the Fund believes that a foreign currency may suffer a substantial decline against the U.S. dollar, it may enter into a forward currency sale contract to sell an amount of that foreign currency approximating the value of some or all of the Fund's portfolio securities or other assets denominated in such foreign currency, or when the Fund believes that the U.S. dollar may suffer a substantial decline against a foreign currency, it may enter into a forward currency purchase contract to buy that foreign currency for a fixed U.S. dollar amount. However, these contracts tend to limit potential gains which might result from positive changes in currency relationships. The Fund may also hedge its foreign currency exchange rate risk by engaging in currency financial futures and options transactions. The forecasting of short-term currency market movement is extremely difficult and whether short-term hedging strategies would be successful is highly uncertain.

         The International Equity Fund does not intend to enter into such forward contracts if the Fund would have more than 15% of the value of its total assets committed to such contracts on a regular or continuous basis. In addition, the Fund does not intend to enter into forward currency contracts or maintain a net exposure in such contracts where it would be obligated to deliver an amount of foreign currency in excess of the value of its portfolio securities or other assets denominated in that currency.

         For further information about the characteristics, risks and possible benefits of option, futures and foreign currency transactions, see "Investment Objectives, Policies and Restrictions" in the Statement of Additional Information.

Options

         The Equity Funds and the Balanced Fund may also purchase put and call options on securities and the International Equity Fund may purchase put and call options on foreign currencies, in each case for the purposes of hedging against market risks related to its portfolio securities and/or adverse movements in exchange rates between currencies, as applicable. Purchasing options is a specialized investment technique that entails a substantial risk of a complete loss of the amounts paid as premiums to writers of options. These Funds may also engage in writing call options from time to time as the Investment Advisor (and/or the Sub-advisor with respect to the International Equity Fund) deems appropriate. These Funds will write only covered call options (options on securities owned by the Funds). These Funds will forego any capital appreciation above the exercise price on securities on which it has written a call option. In order to close out a call option it has written, a Fund will enter into a "closing purchase transaction" -- the purchase of a call option on the same security with the same exercise price and expiration date as the call option which the Fund previously wrote on a particular security. When a portfolio security subject to a call option is sold, a Fund will effect a closing purchase transaction to close out any existing call option on that security. If a Fund is unable to effect a closing purchase transaction, it will not be able to sell the underlying security until the option expires or the Fund delivers the underlying security upon exercise. Under normal conditions, it is not expected that the underlying value of portfolio securities subject to such options would exceed 50% of the net assets of a Fund.

         The International Equity Fund, as part of its option transactions, also may, for hedging purposes, purchase index put and call options and write index options. As with options on individual securities, the Fund will write only covered index call options. Through the writing or purchase of index options, the Fund can seek to achieve many of the same objectives as through the use of options on individual securities. Options on securities indices are similar to options on a security except that, rather than the right to take or make delivery of a security at a specified price, an option on a securities index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the securities index upon which the option is based is greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. Price movements in securities which the Fund owns or intends to purchase would not be expected to correlate directly with movements in the level of an index and, therefore, the Fund bears the risk of a loss on an index option that is not completely offset by movements in the price of such securities. Because index options are settled in cash, a call writer cannot determine the amount of its settlement obligations in advance and, unlike call writing on specific securities, cannot provide in advance for, or cover, its potential settlement obligations by acquiring and holding the underlying securities. The Fund may be required to segregate assets or provide an initial margin to cover index options that would require it to pay cash upon exercise.

         The Cash Management Fund and the Tax-Free Fund may acquire "puts" with respect to obligations held in their portfolios. Under a put, a Fund would have the right to sell a specified obligation within a specified period of time at a specified price. A put would be sold, transferred, or assigned only with the underlying obligation. A Fund will acquire puts solely to facilitate portfolio liquidity, shorten the maturity of the underlying obligations, or permit the investment of the Fund's assets at a more favorable rate of return. The aggregate price of a security subject to a put may be higher than the price which otherwise would be paid for the security without such an option, thereby increasing the security's cost and reducing its yield.

Futures Contracts

         The International Equity Fund may also enter into contracts for the future delivery of securities and futures contracts based on a specific security, class of securities, or an index, purchase or sell options on any such futures contracts and engage in related closing transactions. A futures contract on a securities index is an agreement obligating either party to pay, and entitling the other party to receive, while the contract is outstanding, cash payments based on the level of a specified securities index.

         The International Equity Fund may engage in such futures contracts in an effort to hedge against market risks. For example, when interest rates are expected to rise or market values of portfolio securities are expected to fall, the Fund can seek through the sale of futures contracts to offset a decline in the value of its portfolio securities. When interest rates are expected to fall or market values are expected to rise, the Fund, through the purchase of such contracts, can attempt to secure better rates or prices for the Fund than might later be available in the market when it effects anticipated purchases.

         The acquisition of put and call options on futures contracts will, respectively, give the International Equity Fund the right (but not the obligation), for a specified price, to sell or to purchase the underlying futures contract, upon exercise of the option, at any time during the option period.

         Aggregate initial margin deposits for futures contracts, and premiums paid for related options, may not exceed 5% of the market value of the International Equity Fund's total assets, and the value of securities that are the subject of such futures and options (both for receipt and delivery) may not exceed 33-1/3% of the market value of the Fund's total assets. Futures transactions will be limited to the extent necessary to maintain the Fund's qualification as a regulated investment company.

         Futures transactions involve brokerage costs and require the International Equity Fund to segregate assets to cover contracts that would require it to purchase securities. The Fund may lose the expected benefit of futures transactions if interest rates, exchange rates or securities prices move in an unanticipated manner. Such unanticipated changes may also result in poorer overall performance than if the Fund had not entered into any futures transactions. In addition, the value of the Fund's futures positions may not prove to be effectively correlated with the value of its portfolio securities, which would limit the value of the Fund's hedge against interest rate, exchange rate and/or market risk, and would give rise to additional risks. There is no assurance of liquidity in the secondary market for purposes of closing out futures positions.

Municipal Obligations

         The two principal classifications of Municipal Obligations which may be held by the Tax-Free Fund or the Pennsylvania Tax-Free Bond Fund are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed. Private activity bonds are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved.

         Municipal Obligations may also include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of moral obligation bonds is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

         Municipal Obligations may include rated and unrated variable and floating rate tax-exempt notes, which may have a stated maturity in excess of 397 days but which will, in such event, be subject to a demand feature that will permit a Fund to demand payment of the principal of the note either (i) at any time upon not more than 30 days' notice or (ii) at specified intervals not exceeding 397 days and upon no more than 30 days' notice. There may be no active secondary market with respect to a particular variable or floating rate note. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to a Fund will approximate their par value. Variable and floating rate notes for which no readily available market exists will not be purchased in an amount which, together with all other illiquid securities held by the Fund, exceed 10% of the Tax-Free Fund's total assets or 15% of the Pennsylvania Tax-Free Bond Fund's total assets unless such notes are subject to a demand feature that will permit a Fund to demand payment of the principal within seven days after demand by the Fund.

         Opinions relating to the validity of Municipal Obligations and to the exemption of interest thereon from regular federal income tax are rendered by bond counsel to the respective issuers at the time of issuance. Neither the Funds nor the Investment Advisor will review the proceedings relating to the issuance of Municipal Obligations or the bases for such opinions.

         The Tax-Free Fund may invest more than 25% of its assets in Municipal Obligations which are related in such a way that an economic, business, or political development or change affecting one such security would likewise affect the other Municipal Obligations. Examples of such securities are obligations the payment of which is dependent upon similar types of projects or projects located in the same state. Such investments would be made only if deemed necessary or appropriate by the Tax-Free Fund's Investment Advisor. To the extent that the Tax-Free Fund's assets are concentrated in Municipal Obligations that are so related, the Tax-Free Fund will be subject to the peculiar risks presented by such Municipal Obligations, such as negative developments in a particular industry or state, to a greater extent than it would be if the Tax-Free Fund's assets were not so concentrated.

Repurchase Agreements

          Securities held by each Fund may be subject to repurchase agreements. There is no limit on a Fund's investments in repurchase agreements. Under the terms of a repurchase agreement, a Fund would acquire securities from financial institutions such as banks insured by the Federal Deposit Insurance Corporation with capital, surplus, and undivided profits in excess of $100,000,000 (as of the date of their most recently published financial statements) or registered broker-dealers which the Investment Advisor (and/or the Sub-advisor with respect to the International Equity Fund) deems creditworthy pursuant to guidelines approved by the Company's Board of Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price would generally equal the price paid by a Fund plus interest negotiated on the basis of current short-term rates, which may be more or less than the rate on the underlying portfolio securities. The seller under a repurchase agreement will be required to maintain the value of collateral held pursuant to the agreement at not less than 102% of the repurchase price (including accrued interest). The Investment Advisor will monitor the value of the collateral on an ongoing basis to ensure that the required value is maintained. In addition, securities subject to repurchase agreements will be held in a segregated account. If the seller were to default on its repurchase obligation or become insolvent, a Fund would suffer a loss to the extent that the proceeds from a sale of the underlying portfolio securities were less than the repurchase price under the agreement, or to the extent that the disposition of such securities by the Fund were delayed pending court action. Securities subject to repurchase agreements will be held by the Company's custodian or another qualified custodian or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by a Fund under the Investment Company Act of 1940.

         An increase in interest rates will generally reduce the value of the investments in each Fund and a decline in interest rates will generally increase the value of those investments. Depending upon the prevailing market conditions, the Investment Advisor (and/or the Sub-advisor with respect to the International Equity Fund) may purchase debt securities at a discount from face value, which produces a yield greater than the coupon rate. Conversely, if debt securities are purchased at a premium over face value, the yield will be lower than the coupon rate. In making investment decisions, the Investment Advisor (and/or the Sub-advisor with respect to the International Equity Fund) will consider many factors other than current yield, including the preservation of capital, the potential for realizing capital appreciation, maturity, and yield to maturity.

Investment Companies

         In connection with the management of its daily cash position, each of the Funds may invest up to 5% of the value of its total assets in the shares of a money market fund. However, no more than 10% of a Fund's total assets may be invested in the securities of money market mutual funds in the aggregate. Securities of other investment companies will be acquired by a Fund within the limits prescribed by the Investment Company Act of 1940. As a shareholder of another investment company, a Fund would bear along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Fund bears directly in connection with its own operations. However, in order to avoid the imposition of additional fees as a result of investments by a Fund in Shares of the Money Market Funds or other portfolios served by the Investment Advisor ("acquired fund"), the Investment Advisor will reduce its fees to the investing Fund by an amount based on the fee formula charged to the acquired Fund.

"When-Issued" Securities

         Each Fund may also purchase debt securities on a "when-issued" basis. "When-issued" securities are new securities purchased for delivery beyond the normal settlement date at a stated price and yield thereby involving the risk that the yield obtained in the transaction will be less than that available in the market when delivery takes place. A Fund will generally not pay for such securities and no income accrues on the securities until they are received. Securities purchased on a "when-issued" basis are recorded as an asset when purchased and are thereafter subject to changes in value based upon changes in the general level of interest rates. Each Fund expects that commitments to purchase "when-issued" securities will not exceed 25% of the value of its total assets under normal market conditions, and that commitments by each Fund to purchase "when-issued" securities will not exceed 60 days. If commitments to purchase "when-issued" securities ever exceeded 25% of the value of its assets, a Fund's liquidity and the Investment Advisor's (and/or Sub-advisor's with respect to the International Equity Fund) ability to manage it might be adversely affected. In "when-issued" transactions, a Fund relies on the seller to complete the transaction; the seller's failure to do so may cause the Fund to miss a price or yield considered to be advantageous. While purchases may be considered a form of leverage, a Fund does not intend to purchase "when-issued" securities for speculative purposes but only for the purpose of acquiring portfolio securities.

Short-Term Trading and Portfolio Turnover

          The Equity Funds, the Bond Funds and the Balanced Fund may engage in the technique of short-term trading. Such trading involves the selling of securities held for a short time, ranging from several months to less than a day. The object of such short-term trading is to increase the potential for capital appreciation and/or income of a Fund in order to take advantage of what the Investment Advisor (and/or the Sub-advisor with respect to the International Equity Fund) believes are changes in market, industry, or individual company conditions or outlook. Any such trading would increase a Fund's turnover rate and its transaction costs.

         Portfolio turnover may vary greatly from year to year as well as within a particular year. High turnover rates will generally result in higher brokerage commissions and other transaction costs to the Fund. Distributions resulting from any net short-term capital gains are considered ordinary income for federal income tax purposes. (See "TAXES.")

Reverse Repurchase Agreements

         Each Fund may borrow funds for temporary purposes by entering into reverse repurchase agreements in accordance with the investment restrictions described below. Pursuant to such agreements, a Fund would sell portfolio securities to financial institutions such as banks or broker-dealers, and agree to repurchase them at a mutually agreed-upon date and price. At the time a Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account assets such as U.S. Government securities or other liquid high-grade debt obligations consistent with the Fund's investment restrictions having a value equal to the repurchase price (including accrued interest), and will subsequently monitor the account to ensure that such equivalent value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the price at which such Fund is obligated to repurchase the securities. Reverse repurchase agreements are considered to be borrowings by a Fund under the Investment Company Act of 1940.

Illiquid Securities

         The Non-Money Market Funds may each invest up to 15% and the Money Market Funds may each invest up to 10% of the value of their respective net assets in illiquid securities, including repurchase agreements with remaining maturities in excess of seven days (except that the Bond Fund, the Intermediate Income Fund and the Equity Fund will not acquire repurchase agreements with maturities in excess of seven days if such investment, together with other investments in such Fund which are not readily marketable, exceeds 10% of such Fund's total assets), time deposits with maturities in excess of seven days, non-negotiable time deposits, and other securities which are not readily marketable. This limitation on illiquid securities also includes restricted securities, except those that may be purchased by institutional buyers under Rule 144A and for which a liquid trading market exists, as determined by the Company's Board of Trustees or the Investment Advisor. See the Statement of Additional Information for further discussion of Rule 144A securities.

Asset-Backed Securities

         The Cash Management, Bond, Intermediate Income, Short-Term Income and Balanced Funds may purchase asset-backed securities. Like other debt securities, asset-backed securities (i.e., securities backed by mortgages, installment sales contracts, credit card receivables or other assets) are subject to declines in market value during periods of rising interest rates. However, due to the possibility of prepayment of the underlying obligations, asset-backed securities have less potential for capital appreciation than other debt securities of comparable maturities during periods of declining interest rates. As a result, asset-backed securities may be less effective than other fixed income securities as a means of locking in attractive interest rates for the long term. Asset-backed securities purchased at a premium to par may subject these Funds to losses equal to any unamortized premium if such obligations are repaid prior to their scheduled maturities. The Cash Management, Bond, Intermediate Income, and Balanced Funds will invest only in privately-issued asset-backed securities which are readily marketable and rated at the time of purchase in the two highest rating categories assigned by a Rating Organization. For a description of rating symbols see Appendix "A" to the Statement of Additional Information.

Mortgage-Backed Securities

         The Bond, Intermediate Income, Short-Term Income and Balanced Funds may purchase mortgage-backed securities. The investment objective of the Intermediate Income Fund permits it to purchase mortgage-backed and certain other securities with stated maturities in excess of ten years if the expected maturities are ten years or less. The average life of mortgage-backed securities varies with the maturities of the underlying mortgage instruments, which have maximum maturities of 40 years. The average life is likely to be substantially less than the original maturity of the mortgage pools underlying the securities as the result of mortgage prepayments. The rate of such prepayments, and hence the average life of the certificates, will be a function of current market interest rates and current conditions in the relevant housing markets. Estimated average life will be determined by the Investment Advisor, and such securities may be purchased by the Intermediate Income Fund if the estimated average life is determined to be 6 years or less. Various independent mortgage-backed securities dealers publish average remaining life data using proprietary models and, in making such determinations for the Intermediate Income Fund, the Investment Advisor will rely on such data except to the extent such data are deemed unreliable by the Investment Advisor. The Investment Advisor might deem data unreliable which appeared to present a significantly different average remaining expected life for a security than data relating to the average remaining life of comparable securities as provided by other independent mortgage-backed securities dealers.

         The Bond, Intermediate Income and Balanced Funds will invest only in privately-issued mortgage-backed securities which are readily marketable and rated at the time of purchase in the two highest rating categories assigned by a Rating Organization. For a description of rating symbols see Appendix "A" to the Statement of Additional Information.

Corporate Obligations

         The Non-Money Market Funds also may invest in bonds, notes and debentures of U.S. corporate issuers. Such obligations, in the case of debentures, will represent unsecured promises to pay, in the case of notes and bonds, may be secured by mortgages on real property or security interests in personal property and will vary in their interest rates, maturities and times of issuance. These Funds will invest in corporate debt securities only if they are rated at the time of purchase within the four highest rating groups assigned by a Rating Organization or, if unrated, which the Investment Advisor (and/or the Sub-advisor with respect to the International Equity Fund) deems to be of comparable quality. Such securities are considered high or medium-grade securities. Debt obligations rated in the fourth highest rating group have some speculative characteristics and repayment of principal and interest are more likely to be adversely affected by adverse economic conditions or changing circumstances than are obligations in the higher rated categories.

Short-Term Obligations

         The Non-Money Market Funds may each ordinarily hold some short-term obligations (with maturities of 18 months or less) such as domestic and foreign commercial paper (including variable amount master demand notes), banker's acceptances, certificates of deposit and demand and time deposits of domestic and foreign branches of U.S. banks and foreign banks, and repurchase agreements.

Stand-by Commitments

         The Pennsylvania Tax-Free Bond Fund may acquire stand-by commitments with respect to Pennsylvania Municipal Obligations held in its portfolio. Under a "stand-by commitment", a dealer agrees to purchase, at the Fund's option, specified municipal obligations at a price equal to their amortized cost value plus accrued interest. The Fund will acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes.

Municipal Notes

         Municipal notes in which the Pennsylvania Tax-Free Bond Fund may invest include project notes, demand notes, and short-term municipal obligations (including tax anticipation notes, revenue anticipation notes, construction loan notes and short-term discount notes and tax-exempt commercial paper) rated in the highest rating category assigned by a Rating Organization.

Municipal Leases

         The Pennsylvania Tax-Free Bond Fund may invest in municipal leases and participations therein. These are obligations in the form of a lease or installment purchase which is issued by state and local governments to acquire equipment and facilities. Bonds from such obligations are generally exempt from local and state taxes in the state of issuance. "Participations" in such leases are undivided interests in a portion of the total obligation. Participations entitle their holders to receive a pro rata share of all payments under the lease. A trustee is usually responsible for administering the terms of the Participation and enforcing the participants' rights in the underlying lease.

         Municipal leases frequently involve special risks not normally associated with general obligation or revenue bonds. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations are deemed to be inapplicable because of the inclusion in many leases or contracts or "non-appropriation" clauses which provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis.

         Municipal leases represent a relatively new type of financing. In certain instances the tax-exempt status of the obligations will not be subject to the legal opinion of a nationally recognized "bond counsel," as is customarily required in larger issues of Pennsylvania obligations. However, in all cases the Pennsylvania Tax-Free Bond Fund will require that a municipal lease purchased by the Fund be covered by a legal opinion (typically from the issuer's counsel) to the effect that, as of the effective date of such lease, the lease is the valid and binding obligation of the governmental issuer.

         Certain municipal lease obligations may be deemed illiquid for the purpose of the Pennsylvania Tax-Free Bond Fund's investment of up to 15% of the value of its net assets in illiquid securities. In determining the liquidity of municipal lease obligations, the Investment Advisor will consider a variety of factors, including the following guidelines which have been adopted by the Board of
Trustees: (1) the frequency of trades and quotes for the obligation; (2) the number of dealers willing to purchase or sell the obligation and the number of other potential buyers; (3) the willingness of dealers to undertake to make a market in the security; (4) the nature of the marketplace trades; (5) the general creditworthiness of the municipality and the importance of the property covered by the lease to the municipality; and (6) the likelihood that the marketability of the obligation will be maintained throughout the time the obligation is held by the Fund.

Special Risks and Considerations

         The Pennsylvania Tax-Free Bond Fund is classified as a non-diversified investment company under the Investment Company Act of 1940. Investment return on a non-diversified portfolio typically is dependent upon the performance of a smaller number of securities relative to the number held in a diversified portfolio. Consequently, the change in value of any one security may affect the overall value of a non-diversified portfolio more than it would a diversified portfolio, and thereby subject the market-based net asset value per share of the non-diversified portfolio to greater fluctuation. In addition, a non-diversified portfolio may be more susceptible to economic, political and regulatory developments than a diversified investment portfolio with similar objectives would be.

         Because the Fund will normally invest 80% or more of its net assets in Pennsylvania Municipal Obligations, it is more susceptible to factors affecting Pennsylvania issuers than is a comparable municipal bond fund not concentrated in the obligations of issuers located in a single state. Pennsylvania tax-exempt issuers may be adversely affected by local political and economic conditions and developments within Pennsylvania. Although the General Fund of the Commonwealth (the principal operating fund of the Commonwealth) experienced deficits in fiscal 1990 and 1991, tax increases and spending decreases helped return the General Fund balance to a surplus at June 30, 1992 of $87.5 million and at June 30, 1993 of $698.9 million. The deficit in the Commonwealth's unreserved/undesignated funds also has been eliminated, and there was a surplus of $64.4 million at June 30, 1993. However, rising unemployment, a relatively high proportion of persons 65 and older, and court ordered increases in healthcare reimbursement rates continue to place increased pressures on the tax resources of the Commonwealth and its municipalities. In addition, certain litigation is pending against the Commonwealth that could adversely affect its ability to pay debt service. See the Statement of Additional Information for further discussion of investment considerations associated with Pennsylvania Municipal Obligations.

         General obligations of Pennsylvania are currently rated "AA-" by S&P and Fitch and "A1" by Moody's. There can be no assurance that the economic conditions on which these ratings are based will continue or that particular bond issues may not be adversely affected by changes in economic, political or other conditions.

                             INVESTMENT RESTRICTIONS

         The Funds are subject to a number of fundamental investment restrictions that may be changed only by a vote of a majority of the outstanding Shares (as defined in the Statement of Additional Information) of each Fund.

MONEY MARKET FUNDS

Cash Management Fund

         The Cash Management Fund may not:

         1. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, if, immediately after such purchase, more than 5% of the value of the Cash Management Fund's total assets would be invested in such issuer, except that up to 25% of the value of the Cash Management Fund's total assets may be invested without regard to such 5% limitation. (Regulations prohibit investments in excess of the 5% limitation in more than one issuer or for more than three business days after purchase.)

         2. Purchase any securities which would cause more than 25% of the value of the Cash Management Fund's total assets at the time of purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, domestic bank certificates of deposit or banker's acceptances, and repurchase agreements secured by bank instruments or obligations of the U.S. Government or its agencies or instrumentalities; (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (c) utilities will be divided according to their services. For example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry.

Cash Management and U.S. Treasury Securities Funds

         The Cash Management and U.S. Treasury Securities Funds may not:

         1. Borrow money or issue senior securities, except that each Fund may borrow from banks and enter into reverse repurchase agreements for temporary purposes in amounts up to 10% of the value of its total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets, except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of such Fund's total assets at the time of its borrowing. Neither Fund will purchase securities while its borrowings (including reverse repurchase agreements) exceed 5% of the total assets of such Fund.

         2. Make loans, except that each Fund may purchase or hold debt instruments in accordance with its investment objective and policies, may lend portfolio securities in accordance with its investment objective and policies, and may enter into repurchase agreements.

U.S. Treasury Securities Fund

         The U.S. Treasury Securities Fund may not purchase securities other than short-term obligations issued or guaranteed by the U.S. Treasury, and repurchase agreements secured by U.S. Treasury obligations.

Tax-Free Fund

         The Tax-Free Fund may not:

         1. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, if, immediately after such purchase, more than 5% of the value of its total assets would be invested in such issuer (except that up to 25% of the value of the Tax-Free Fund's total assets may be invested without regard to such 5% limitation). For purposes of this limitation, a security is considered to be issued by the government entity (or entities) whose assets and revenues back the security; with respect to a private activity bond that is backed only by the assets and revenues of a non-governmental user, a security is considered to be issued by such non-governmental user.

         2. Purchase any securities which would cause 25% or more of the Tax-Free Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry; provided that this limitation shall not apply to Municipal

Obligations or governmental guarantees of Municipal Obligations; and provided, further, that for the purpose of this limitation only, private activity bonds that are backed only by the assets and revenues of a non-governmental user shall not be deemed to be Municipal Obligations.

         3. Borrow money or issue senior securities, except that the Tax-Free Fund may borrow from banks and enter into reverse repurchase agreements for temporary purposes in amounts up to 10% of the value of its total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets, except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of the Tax-Free Fund's total assets at the time of its borrowing. The Tax-Free Fund will not purchase securities while any borrowings are outstanding.

NON-MONEY MARKET FUNDS

         The Equity Funds, the Bond Fund and the Intermediate Income, Short-Term Income and Balanced Funds may not:

         1. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, if, immediately after such purchase, more than 5% of the value of the total assets of such Fund would be invested in such issuer, or hold more than 10% of any class of securities of the issuer or more than 10% of the outstanding voting securities of the issuer, except that up to 25% of the value of the total assets of each such Fund may be invested without regard to such limitations. There is no limit to the percentage of assets that may be invested in U.S. Treasury bills, notes, or other obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

         2. Purchase any securities which would cause more than 25% of the value of the total assets of such Fund at the time of purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements secured by obligations of the U.S. Government or its agencies or instrumentalities; (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (c) utilities will be divided according to their services. For example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry.

         3. Borrow money or issue senior securities, except that such Funds may borrow from banks or enter into reverse repurchase agreements for temporary purposes in amounts up to 10% of the value of their respective total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets, except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of the total assets of such Fund at the time of its borrowing. Such Funds will not purchase securities while their borrowings (including reverse repurchase agreements) exceed 5% of their respective total assets.

         4. Make loans, except that such Funds may purchase or hold debt instruments and lend portfolio securities in accordance with their respective investment objectives and policies, and may enter into repurchase agreements.

         For the purposes of Investment Restriction 2 above, each of the Equity Funds treats, as a matter of non-fundamental policy that may be changed without a vote of shareholders, all supranational organizations as a single industry and each foreign government (and all of its agencies) as a separate industry.

         The Pennsylvania Tax-Free Bond Fund may not:

         1. Purchase securities of any one issuer (other than obligations issued or guaranteed by the U.S. Government, the Commonwealth of Pennsylvania, and their agencies, authorities, instrumentalities or political subdivisions) if immediately thereafter more than 5% of the value of the Fund's total assets would be invested in the securities of any one issuer, except that up to 50% of the value of the Fund's total assets may be invested without regard to this 5% limitation, provided, however, that not more than 25% of the Fund's total assets may be invested in securities of one issuer. For purposes of this limitation, a security is considered to be issued by the governmental entity (or entities) whose assets and revenues back the security, or with respect to a private activity bond that is backed only by the assets and revenues of a non-governmental user, a security is considered to be issued by such non-governmental user. In accordance with regulations promulgated by the Securities and Exchange Commission, the guarantor of a guaranteed security may be considered to be an issuer in connection with such guarantee.

         2. Purchase any securities which would cause more than 25% of the value of its total assets at the time of purchase to be invested in municipal obligations with similar characteristics (such as private activity bonds where the payment of principal and interest is the ultimate responsibility of issuers in the same industry, pollution control revenue bonds, housing finance agency bonds or hospital bonds) or the securities of issuers conducting their principal business activities in the same industry, provided that there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, other governmental issuers of municipal bonds, and their respective agencies, authorities, instrumentalities or political subdivisions.

         3. Borrow money or issue senior securities, except from domestic banks for temporary purposes and then in amounts not in excess of 10% of the value of its total assets at the time of such borrowing (provided that the Fund may borrow pursuant to reverse repurchase agreements in accordance with its investment policies and in amounts not in excess of 10% of the value of its total assets at the time of such borrowing); or mortgage, pledge, or hypothecate any assets except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of the Fund's total assets at the time of such borrowing. The Fund will not purchase securities while borrowings (including reverse repurchase agreements) in excess of 5% of its total assets are outstanding.

         4. Make loans, except that (i) the Fund may purchase or hold debt instruments in accordance with its investment objective and policies, and may enter into repurchase agreements with respect to portfolio securities, and (ii) the Fund may lend portfolio securities against collateral consisting of cash or securities which are consistent with the Fund's permitted investments, where the value of the collateral is equal at all times to at least 100% of the value of the securities loaned.

                                      * * *

         Certain additional investment restrictions, and information about the Fund's investments, are in the Statement of Additional Information.


                                      TAXES

Federal Income Taxes

         Each of the Funds of the Company is treated as a separate entity for federal tax purposes and intend to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"). Such qualification generally relieves a Fund of liability for federal income taxes to the extent the Fund's earnings are distributed in accordance with the Code.

         The following discussion summarizes some of the important federal tax considerations generally affecting the Fund and its Shareholders and is not intended as a substitute for careful tax planning. Accordingly, investors in the Fund should consult their tax advisors with specific reference to their own tax situation. Shareholders are also advised to consult their tax advisors concerning state and local taxes, which may differ from the federal income taxes discussed.

         Money Market Funds. For each of the Money Market Funds, qualification as a regulated investment company under the Code requires, among other things, that each Fund distribute to its Shareholders an amount equal to at least 90% of its investment company taxable income and at least 90% of its tax-exempt income net of certain deductions for each taxable year. In general, the investment company taxable income of a Fund will be its taxable income, including interest, subject to certain adjustments and excluding the excess of any net long-term capital gain for the taxable year over the net short-term capital loss, if any, for such year. The Company contemplates declaring as dividends 100% of the investment company taxable income of each of the Money Market Funds (before deduction of dividends paid). Such dividends will be taxable as ordinary income to the respective Shareholders of the Cash Management and U.S. Treasury Securities Funds who are not currently exempt from federal income taxes, whether such dividends are received in cash or reinvested in additional shares. Federal income taxes for distributions to individual retirement accounts and qualified retirement plans are deferred under the Code. Because all of the net investment income of the Cash Management and U.S. Treasury Securities Funds are expected to be derived from earned interest, it is anticipated that no part of any distribution will be eligible for the dividends received deduction for corporations.

         For the Tax-Free Fund, qualification as a regulated investment company under the Code for a taxable year requires, among other things, that it distribute to its Shareholders an amount equal to at least the sum of 90% of its exempt-interest income, net of certain deductions, and 90% of its investment company taxable income (if any) for such year. Certain dividends derived from exempt-interest income (known as exempt-interest dividends) may be treated by the Tax-Free Fund's Shareholders as items of interest excludable from their federal gross income. (Shareholders who may be treated as a "substantial user" or a "related person" to such user under the Code are advised to consult a tax advisor with respect to whether exempt-interest dividends retain the exclusion.) However, such dividends may be taxable to Shareholders under state or local law as ordinary income, even though all or a portion of the distributions may be derived from interest on tax-exempt obligations which, if realized directly, would be exempt from such taxes. A percentage of the interest on indebtedness incurred by a Shareholder to purchase or carry Institutional Shares of the Tax-Free Fund, equal to the percentage of the total non-capital gain dividends distributed among the Shareholder's taxable year that is tax-exempt dividends, will not be deductible for federal income tax purposes. It should be noted that, upon the sale or exchange of Institutional Shares of the Tax-Free Fund, if the Shareholder has not held such Shares for more than six months, any loss on the sale or exchange of those shares will be disallowed to the extent of tax-exempt dividends received with respect to the Shares.

         If the Tax-Free Fund should hold certain private activity bonds issued after August 7, 1986, Shareholders must include, as an item of tax preference, the portion of dividends paid by the Tax-Free Fund that is attributable to interest on such bonds in their federal alternative minimum taxable income for purposes of determining liability (if any) for the federal alternative minimum tax applicable to individuals and the federal alternative minimum tax and the environmental tax applicable to corporations. Corporations must also take all exempt-interest dividends into account in determining certain adjustments for federal alternative minimum and environmental tax purposes. The environmental tax applicable to corporations is imposed on the excess of the corporation's modified federal alternative minimum taxable income over $2,000,000. Shareholders receiving Social Security benefits should note that all exempt-interest dividends will be taken into account in determining the taxability of such benefits.

         To the extent dividends paid to Shareholders of the Tax-Free Fund are derived from taxable income (for example, from interest on certificates of deposit or repurchase agreements) or from long-term or short-term capital gains, such dividends will be subject to federal income tax.

         The U.S. Treasury Securities Fund, the Cash Management Fund and the Tax-Free Fund do not expect to realize any long-term capital gains and, therefore, do not foresee paying any "capital gain dividends" as described in the Code.

         Dividends declared by a Fund in October, November or December of any year payable to Shareholders of record on a specified date in such months will be deemed to have been received by Shareholders and paid by the Fund on December 31 of such year if such dividends are actually paid during January of the following year.

         Shareholders will be advised at least annually as to the federal income tax consequences of distributions made to them each year.

         The Equity Funds, the Bond Fund and the Intermediate Income, Short-Term Income and Balanced Funds. Qualification as a regulated investment company under the Code for a taxable year requires, among other things, that each of these Funds distribute to its Shareholders an amount equal to at least 90% of its investment company taxable income and at least 90% of its tax-exempt income net of certain deductions for each taxable year. In general, each such Fund's investment company taxable income will be its taxable income, including dividends, interest and short-term capital gains (the excess of net short-term capital gain over net long-term capital loss), subject to certain adjustments and excluding the excess of any net long-term capital gain for the taxable year over the net short-term capital loss, if any, for such year. The policy of the Fund is to distribute as dividends substantially all of its investment company taxable income each year. With respect to the Equity Funds, the dividends received deduction for corporations will apply to such ordinary income distributions to the extent of the total qualifying dividends received by a Fund from domestic corporations for the taxable year. Because substantially all of the net investment income of the Bond, Intermediate Income, Short-Term Income and Balanced Funds are expected to be derived from earned interest, it is anticipated that no part of any distributions from such Funds will be eligible for the dividends received deduction for corporations.

         Distribution by each of the Equity Funds, the Bond Fund and the Intermediate Income, Short-Term Income and Balanced Funds of the excess of net long-term capital gain over net short-term capital loss is taxable to Shareholders as long-term capital gain, regardless of how long the Shareholder has held the Institutional Shares and whether such gains are received in cash or reinvested in additional Institutional Shares. Such distributions are not eligible for the dividends received deduction for corporations.

         Dividends declared by a fund in October, November or December of any year payable to Shareholders of record on a specified date in such months will be deemed to have been received by Shareholders and paid by the Funds on December 31 of such year if such dividends are actually paid during January of the following year.

         Investors considering buying Institutional Shares on or just before the record date of a dividend should be aware that the amount of the forthcoming dividend payment, although in effect a return of capital, will be taxable.

         A taxable gain or loss may be realized by a Shareholder upon his or her redemption, transfer or exchange of Institutional Shares of any of the Non-Money Market Funds depending upon the tax basis and their price at the time of redemption, transfer, or exchange. Generally, a Shareholder may include sales charges incurred upon the purchase of Fund Shares in his or her tax basis for such Shares for the purpose of determining gain or loss on a redemption, transfer or exchange of such Shares. However, if the Shareholder effects an exchange of such Shares for Shares of another Fund within 90 days of the purchase and is able to reduce the sales charges applicable to new Shares (by virtue of the Company's exchange privilege), the amount equal to such reduction may not be included in the tax basis of the Shareholder's exchanged Shares but may be included (subject to the same limitation) in the tax basis of the new Shares.

         Shareholders will be advised at least annually as to the federal income tax consequences of distributions made each year.

         The Pennsylvania Tax-Free Bond Fund. Qualification as a regulated investment company under the Code for a taxable year requires, among other things, that the Pennsylvania Tax-Free Bond Fund distribute to its Shareholders an amount equal to at least 90% of its tax-exempt income and at least 90% of its investment company taxable income (if any) for each taxable year. In general, the Pennsylvania Tax-Free Bond Fund's investment company taxable income will be its taxable income, including dividends, interest and short-term capital gains (the excess of net short-term capital gain over net long-term capital loss), subject to certain adjustments and excluding the excess of any net long-term capital gain for the taxable year over the net short-term capital loss, if any, for such year. The policy of the Pennsylvania Tax-Free Bond Fund is to distribute as dividends substantially all of its investment company taxable income each year. If, at the close of each quarter of its taxable year, at least 50% of the value of the Fund's total assets is invested in obligations exempt from federal income tax, the Fund will be eligible to pay dividends that are excludable by shareholders from gross income for federal income tax purposes ("exempt interest dividends"), unless under the circumstances applicable to the particular Shareholder the exclusion would be disallowed. (See Statement of Additional Information -- "Taxes"). The total amount of exempt interest dividends paid by the Fund to Shareholders with respect to any taxable year cannot exceed the amount of federally tax-exempt interest received by the Fund during the year less any expenses allocable to such interest. The Pennsylvania Tax-Free Bond Fund, however, does not expect to realize significant long-term capital gains and, therefore, does not foresee paying significant "capital gains dividends" as described in the Code.

         A percentage of the interest on indebtedness incurred or continued to purchase or carry Institutional Shares of the Pennsylvania Tax-Free Bond Fund, equal to the percentage of the total non-capital gain dividends distributed during the Shareholder's taxable year that is exempt interest dividends, will not be deductible for federal income tax purposes. It should be noted that, upon the sale or exchange of Shares of the Pennsylvania Tax-Free Bond Fund, if the Shareholder has not held such Institutional Shares for more than six months, any loss on the sale or exchange of those Institutional Shares will be disallowed to the extent of the tax-exempt dividends received with respect to the Institutional Shares.

         A taxable gain or loss may be realized by a Shareholder upon his or her redemption, transfer or exchange of Institutional Shares of the Pennsylvania Tax-Free Bond Fund depending upon the tax basis of such shares when purchased and their price at the redemption, transfer, or exchange. Generally, a Shareholder may include sales charges incurred upon the purchase of Institutional Shares in his or her tax basis for such Shares for the purpose of determining gain or loss on a redemption, transfer or exchange of such shares. However, if the Shareholder effects an exchange of such shares for shares of another Fund within 90 days of the purchase and is able to reduce the sales charges applicable to new shares (by virtue of the Company's exchange privilege), the amount equal to such reduction may not be included in the tax basis of the Shareholder's exchanged Shares but may be included (subject to the same limitation) in the tax basis of the new Shares.

         If the Pennsylvania Tax-Free Bond Fund should hold certain private activity bonds issued after August 7, 1986, Shareholders must include, as an item of tax preference, the portion of dividends paid by the Fund that is attributable to interest on such bonds in their federal alternative minimum taxable income for purposes of determining liability (if any) for the 26-28% alternative minimum tax applicable to individuals and the 20% alternative minimum tax and the environment tax applicable to corporations. Corporations must also take all exempt-interest dividends into account in determining certain adjustments for federal alternative minimum and environmental tax purposes. The environmental tax applicable to corporations is imposed at the rate of .12% on the excess of the corporation's modified federal alternative minimum taxable income over $2,000,000. Shareholders receiving Social Security benefits should note that all exempt-interest dividends will be taken into account in determining the taxability of such benefits.

         Dividends declared by the Pennsylvania Tax-Free Bond Fund in October, November or December of any year payable to Shareholders of record on a specified date in such months will be deemed to have been received by Shareholders and paid by the Fund on December 31 of such year if such dividends are actually paid during January of the following year.

         Shareholders will be advised at least annually as to the federal income tax consequences of distributions made to them each year.

Pennsylvania State Tax

         Under current Pennsylvania law, shareholders of the Tax-Free, U.S. Treasury Securities and Pennsylvania Tax-Free Bond Funds will not be subject to Pennsylvania Personal Income Tax on distributions from the Funds attributable to interest income from

Pennsylvania Municipal Obligations or from obligations of the United States, its territories and certain of its agencies and instrumentalities ("Federal Obligations"). However, Pennsylvania Personal Income Tax will apply to distributions from the Funds attributable to gain realized on the disposition of any investment, including Pennsylvania Municipal Obligations or Federal Obligations, or to interest income from investments other than Pennsylvania Municipal Obligations or Federal Obligations. Shareholders also will be subject to the Pennsylvania Personal Income tax on any gain they realize on the disposition of shares in one of the Funds.

         Distributions attributable to interest or gain from Pennsylvania Municipal Obligations or Federal Obligations are not currently subject to the Philadelphia School District Net Income Tax. However, it is anticipated that rules similar to those described above for the Pennsylvania Personal Income Tax ultimately will be applied, and a recently enacted Pennsylvania statute specifically authorized local taxation of gains on Pennsylvania Municipal Obligations and Federal Obligations. Accordingly, there can be no assurance that distributions made by the Tax-Free, U.S. Treasury Securities and Pennsylvania Tax-Free Bond Funds that are attributable to such gains will be exempt from the Philadelphia School District Net Income Tax, except that gains attributable to any investment held for more than six months will continue to be exempt. A shareholder's gain on the disposition of a share in one of the Funds that he has held for more than six months will not be subject to the Philadelphia School District Net Income Tax.

         Shareholders of the Tax-Free, U.S. Treasury Securities and Pennsylvania Tax-Free Bond Funds are not subject to any of the personal property taxes currently in effect in Pennsylvania to the extent that a Fund is comprised of Pennsylvania Municipal Obligations and Federal Obligations. The taxes referred to include the county personal property tax imposed on residents of Pennsylvania by the Act of June 17, 1913, P.L. 507, as amended, and the additional personal property taxes imposed on Pittsburgh residents by the School District of Pittsburgh under the Act of June 20, 1947, P.L. 733, as amended, and by the City of Pittsburgh under Ordinance No. 599 of December 28, 1967.


                             PERFORMANCE INFORMATION

         Money Market Funds: Seven-day yields are computed for each of the Cash Management, Tax-Free and U.S. Treasury Securities Funds by determining the net change in the value of a hypothetical pre-existing account in each such Fund which has a balance of one Institutional Share at the beginning of the period, dividing the net change by the value of the account at the beginning of the period to obtain the base period return, and multiplying the base period return by 365/7. The net change in the value of an account in each such Fund includes the value of additional Institutional Shares purchased with dividends from the original Institutional Share and dividends declared on the original Share and any such additional Institutional Shares, net of all fees charged to all Shareholder accounts in proportion to the length of the base period and such Fund's average account size, but does not include gains and losses or unrealized appreciation and depreciation. In addition, these Funds may use effective annualized yield quotations computed on a compounded basis by adding 1 to the base period return (calculated as described above), raising that sum to a power equal to 365/7, and subtracting 1 from the result.

         The Tax-Free Fund may also present its "taxable equivalent yield" and "taxable equivalent effective yield" with respect to its Institutional Shares which reflect the amount of income subject to federal income taxation that a taxpayer in a stated tax bracket would have to earn in order to obtain the same after-tax income as that derived from the yield and effective yield, respectively, of the Tax-Free Fund. The taxable equivalent yield and taxable equivalent effective yield will be significantly higher than the yield and effective yield of the Tax-Free Fund.

         From time to time, performance information for the Funds showing their average annual total return, aggregate total return and yield may be presented in advertisements, sales literature and in reports to Shareholders. The Funds' performance information may be quoted and compared to those of other mutual funds with similar investment objectives and to stock or other relevant indices. For example, the yields of these Funds may be compared to the IBC/Donoghue's Money Fund Average, which is an average compiled by IBC/Donoghue's MONEY FUND REPORT of Holliston, MA 01746, a widely recognized independent publication that monitors the performance of money market funds, to the average yields reported by the Bank Rate Monitor from money market deposit accounts offered by the 50 leading banks and thrift institutions in the top six standard metropolitan statistical areas, or to data prepared by Lipper Analytical Services, Inc., as well as to yield data as reported in publications such as Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, Business Week, American Banker, Fortune, Institutional Banker, Institutional Investor, Ibbotson Associates, Inc., Morningstar, Inc., CDA/Wiesenberger, Pensions and Investments, U.S.A. Today and local newspapers. In addition to yield information, general information about these Funds that appears in a publication such as those mentioned above may also be quoted or reproduced in advertisements or in reports to Shareholders. Reports to shareholders may contain performance information on any fund of the Company.

         Yields will fluctuate and any quotation of yield should not be considered as representative of the future performance of any Fund. Since yields fluctuate, yield data cannot necessarily be used to compare an investment in these Funds' Shares with bank deposits, savings accounts, and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Shareholders should remember that performance and yield are generally functions of kind and quality of the investments held in a portfolio, portfolio maturity, operating expenses, and market conditions. Any fees charged by an affiliate of the Investment Advisor or correspondents thereof with respect to customer accounts in investing in shares of these Funds will not be included in yield calculations; such fees, if charged, would reduce the actual yield from that quoted.

         Non-Money Market Funds: From time to time performance information with respect to Institutional Shares for these Funds showing each Fund's average annual total return, aggregate total return and yield may be presented in advertisements, sales literature and in reports to Shareholders. Such performance figures are based on historical earnings and are not intended to indicate future performance. Average annual total return will be calculated on an annual basis (with respect to the International, Short-Term Income and Balanced Funds, for certain periods since the establishment of such Fund), and will, unless otherwise noted, reflect the imposition of the maximum sales charge. For the information of Shareholders not subject to a sales charge, the Funds may also publish average annual total returns which include no sales charge. Average annual total return is measured by comparing the value of an investment in a Fund at the beginning of the relevant period to the redemption value of the investment at the end of the period (assuming immediate reinvestment of any dividends or capital gains distributions) and annualizing the result. Aggregate total return is calculated similarly, however, the resulting difference is not annualized. Yield will be computed by dividing such Fund's net investment income per share earned during a recent 30-day period by such Fund's per share maximum offering price (reduced by any undeclared earned income expected to be paid shortly as a dividend) on the last day of the period and annualizing the result.

         Quotations of total return will reflect the maximum sales load charged by a Fund, except that the Fund may also provide, in conjunction with such quotations, additional quotations that do not reflect a sales charge when the quotations are being provided to investors who are exempt from the sales charges described in this Prospectus. Similarly, a Fund may provide yield quotations in investor communications (other than advertisements) based on a share's net asset value (rather than its maximum offering price) per share on the last day of the period covered by the yield computation. Because these additional quotations will not reflect the maximum sales charge payable by non-exempt investors, such performance quotations will be higher than the performance quotations computed in the manner described in the preceding paragraph.

         The Pennsylvania Tax-Free Bond Fund may also quote its "taxable equivalent yield" which demonstrates the level of taxable yield necessary to produce an after-tax equivalent to the Fund's tax-free yield. It is calculated by increasing the Fund's yield (calculated as above) by the amount necessary to reflect the payment of federal and Pennsylvania income taxes at a stated tax rate. The taxable equivalent yield will always be higher than the Fund's yield.

         Investors may also judge the performance of a Fund, by comparing it to the performance of other mutual funds with comparable investment objectives and policies through various mutual fund or market indices such as those prepared by Dow Jones & Co., Inc. and Standard & Poor's Ratings Group, Division of McGraw Hill and to data prepared by Lipper Analytical Services, Inc. Comparisons may also be made to indices or data published in Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, Business Week, American Banker, Fortune, Institutional Banker, Institutional Investor, Ibbotson Associates, Inc., Morningstar, Inc., CDA/Wiesenberger, Pensions and Investments, U.S.A. Today and local newspapers. In addition to yield information, general information about these Funds that appears in a publication such as those mentioned above may also be quoted or reproduced in advertisements or in reports to Shareholders. Reports to Shareholders may contain performance information on any Fund of the Company.

         Yield and total return are functions of the type and quality of instruments held in the portfolio, operating expenses, and market conditions. Consequently, current yields and total return will fluctuate and are not necessarily representative of future results. Any fees charged by an affiliate of the Investment Advisor or a correspondent thereof with respect to customer accounts for investing in shares of the Fund will not be included in performance calculations; such fees, if charged, would reduce the actual yield and total return from that quoted.


                            MANAGEMENT OF THE COMPANY

Trustees

         Overall responsibility for management of the Company rests with its Board of Trustees, who are elected by the Shareholders of the Company's Funds. The Statement of Additional Information contains the names of and general background information concerning each trustee.

Investment Advisor

          Meridian Investment Company (the "Investment Advisor") is the investment advisor of the Company. Located in Malvern, Pennsylvania, the Investment Advisor is a subsidiary of Meridian Bancorp, Inc., a regional multi-bank holding company with assets over $14 billion, providing a full array of financial and asset management, commercial banking, and real estate services. As of November 1, 1994, the Investment Advisor managed and advised a total of $5.0 billion in a variety of balanced, equity and fixed-income portfolios.

          Subject to the general supervision of the Company's Board of Trustees and in accordance with the investment objectives and restrictions of each Fund, the Investment Advisor manages the Funds, makes decisions with respect to and places orders for all purchases and sales of the Funds' investment securities, and maintains the Funds' records relating to such purchases and sales.

         The following individuals serve as portfolio managers for the Funds and are primarily responsible for the day-to-day management of the portfolios:

         Craig A. Moyer, CFA, is a Senior Vice President and Senior Fixed Income Manager. Mr. Moyer has been with Meridian Investment Company (or a predecessor) since 1977. Mr. Moyer began his investment career in 1974 and obtained his B.A. from Pennsylvania State University. Mr. Moyer has been a part of the Fixed Income Unit overseeing the Bond Funds since their inception. Mr. Moyer currently manages the Intermediate Income Fund and the Balanced Fund.

         Cathy L. Rahab is an Assistant Vice President and Portfolio Manager with Meridian Investment Company. Ms. Rahab began her investment career in 1986 and obtained her B.S. in Business Administration from Villanova University. Ms. Rahab joined the Fixed Income Unit in July of 1994. Ms. Rahab currently manages the Money Market Funds and the Short-Term Income Fund.

         Christine M. Frampton is an Investment Officer and Fixed Income Portfolio Manager with Meridian Investment Company since April 1990. Ms. Frampton began her investment career with Merrill Lynch & Co. in 1987 and obtained her B.A. from University of Delaware and M.B.A. from St. Joseph's University. Ms. Frampton has been part of the Fixed Income Unit overseeing the Bond Funds since September, 1992. Ms. Frampton currently manages the Pennsylvania Tax-Free Fund.

         Joseph E. Stocke, CFA, is a Senior Vice President and Senior Equity Manager. Mr. Stocke has been with Meridian Investment Company (or a predecessor) since 1983. Mr. Stocke began his investment career in 1982 and obtained his B.S. in Economics attending The Wharton School, and University of Pennsylvania and completed graduate courses at New York University. Mr. Stocke has been part of the Equity Unit overseeing the Equity Fund and the Special Equity Fund since their inception. Mr. Stocke currently manages the Balanced Fund.

         Leslie M. Varrelman is a Vice President and Fixed Income Manager and has been with Meridian Investment Company since January 1994. Previously Ms. Varrelman was Vice President of CoreStates Investment Advisers where she managed the commingled fixed income funds and managed the Limited Maturity Products area. Ms. Varrelman obtained her B.S. in Business Administration from Juniata College in 1981. Ms. Varrelman currently manages the Bond Fund.

         For the services provided and expenses assumed pursuant to its investment advisory agreement with the Company, the Investment Advisor is entitled to receive a fee from the Fund, computed daily and paid monthly, at an annual rate equal to the lesser of (a) (i) .40% of the average daily net assets of each of the Cash Management, Tax-Free and U.S. Treasury Securities Funds,
(ii) .74% of the average daily net assets of each of the Equity, Bond, Intermediate Income, Pennsylvania Tax-Free Bond and Short Term Income Funds,
(iii) .75% of the average daily net assets of the Balanced Fund, (iv) 1.00% of the average daily net assets of the International Equity Fund and (v) 1.50% of the average daily net assets of the Special Equity Fund, or (b) such fee as may from time to time be agreed upon in writing by a Fund and the Investment Advisor in advance of the period to which the fee relates. See "Expense Summary." The maximum investment advisory fees payable by the Special Equity Fund, the Balanced Fund and the International Equity Fund, respectively, are higher than the investment advisory fees paid by most comparable mutual funds.

Sub-advisor

         Marvin & Palmer Associates, Inc., 1201 N Market Street, Suite 2300, Wilmington, Delaware 19801-1165, is Sub-advisor for the International Equity Fund under an agreement with the Advisor (the "Sub-advisory Agreement"). The Sub-advisor is responsible for the investment and reinvestment of the International Equity Fund's assets and the placement of brokerage transactions in connection therewith. For its services under the Sub-advisory Agreement, the Sub-advisor is paid a monthly fee by the Investment Advisor calculated on an annual basis equal to .75% of the first $100 million of International Equity Fund's average daily net assets, .70% of the second $100 million of International Equity Fund's average daily net assets, .65% of the third $100 million of International Equity Fund's average daily net assets, and .60% of International Equity Fund's average daily net assets in excess of $300 million.

         The Sub-advisor, a privately held company, was founded in 1986 by David
F. Marvin and Stanley Palmer. The stock of the Sub-advisor is owned by Messrs. Marvin and Palmer and twenty other holders. The Sub-advisor is engaged in the management of global, non-United States and emerging markets equity portfolios for institutional accounts. At September 30, 1994, the Sub-advisor managed a total of $2.8 billion in investments for 47 institutional investors.

         The following five individuals will share the management of International Equity Fund on behalf of the Sub-advisor:

         David F. Marvin, CFA, is chairman of the Sub-advisor and founded the firm together with Mr. Palmer in 1986. Before founding the Sub-advisor, Mr. Marvin was Vice president in charge of DuPont Corporation's $10 billion internally-managed pension fund. Prior to that Mr. Marvin was Associate Portfolio Manager, and the Head Portfolio Manager, for Investors Diversified Services' IDS Stock Fund. Mr. Marvin started in the investment business in 1965 as a security analyst for Chicago Title & Trust Company. He received his M.B.A. from Northwestern University and his B.S. from the University of Illinois, and is a Chartered Financial Analyst and a member of the Financial Analysts Federation.

         Stanley Palmer, CFA, is President of the Sub-advisor and co-founder of the firm. Mr. Palmer was Equity Portfolio Manager for DuPont Corporation from 1978 through 1986, an analyst and portfolio manager at Investors Diversified Services from 1971 through 1978, and an analyst at Harris Trust & Savings Bank from 1964 through 1971. He received his M.B.A. from the University of Iowa and his B.S. from Gustavus Adolphus College, and is a Chartered Financial Analyst and a member of the Financial Analysts Federation.

         Terry B. Mason is a Vice President and Portfolio Manager of the Sub-advisor. Before joining the Sub-advisor, Mr. Mason was employed for 14 years by DuPont Corporation,the last five as international equity analyst and international trader. He received his M.B.A. from Widener University and his B.A. from Glassboro State College.

         Jay F. Middleton is a portfolio manager for the Sub-advisor and joined the firm in 1989. He received his B.A. from Wesleyan University.

         Todd D. Marvin is a portfolio manager for the Sub-advisor and joined the firm in 1991. Before joining the Sub-advisor, Mr. Marvin was employed by Oppenheimer & Company as an analyst in investment banking. Mr. Marvin received his B.A. from Wesleyan University.

Administrator and Distributor

          SEI Financial Management Corporation (the "Administrator"), a wholly-owned subsidiary of SEI Corporation ("SEI"), provides the Company with administrative services, including fund accounting, regulatory reporting, necessary office space, equipment, personnel and facilities. SEI Financial Service Company (the "Distributor"), a wholly-owned subsidiary of SEI, serves as distributor.

         Effective May 1, 1995, the Administrator will receive a fee, which is calculated daily and paid monthly, at a maximum annual rate of 0.17% of the average daily net assets of each Fund. Until April 30, 1995, the current administrator will receive fees equal to .20% the average daily net assets of each Fund.

Custodians and Transfer Agent

          Citibank, N.A. serves as custodian for each Fund other than the International Equity Fund. The Bank of New York serves as custodian for the International Equity Fund. The Administrator also serves as the Transfer Agent for the Company. State Street Bank and Trust Company serves as Sub-Transfer Agent for the Company pursuant to an agreement with the Administrator.

Expenses

          The Investment Advisor and the Administrator each bear all expenses in connection with the performance of their services as investment advisor and administrator, respectively, other than the cost of securities (including brokerage commissions) purchased for the Company. Each Fund of the Company will bear expenses relating to its respective operations including the following: taxes; interest; brokerage fees and commissions; fees and travel expenses of the Trustees of the Company; Securities and Exchange Commission fees; state securities qualification expenses; costs of preparing and printing prospectuses for regulatory purposes and for distribution to current Shareholders; outside auditing and legal expenses; advisory and administration fees; fees and out-of-pocket expenses of the custodian and transfer agent; expenses incurred for pricing securities owned by each respective Fund; insurance premiums; costs of maintenance of the Company's existence; costs of Shareholders' reports and meetings; proxy solicitation expenses; costs of Board of Trustees meetings and any extraordinary expenses incurred in each Fund's operation. The holders of Institutional Shares of a Fund will not bear the cost of any activity primarily intended to result in the distribution of its Shares; such costs will be borne by the Distributor.

Banking Laws

          Future changes in federal or state statutes and regulations relating to permissible activities of banks or bank holding companies and their subsidiaries and affiliates as well as further judicial or administrative decisions or interpretations of present and future statutes and regulations could change the manner in which the Investment Advisor may continue to perform investment advisory services for the Company. See the Statement of Additional Information - ("Banking Laws") for further discussion.


                               GENERAL INFORMATION

Description of the Company and Its Shares

          The Company was organized as a Massachusetts trust with transferrable Shares on August 1, 1989. The Company consists of eleven portfolios, each having two classes of shares, Institutional Shares and Retail Shares: the Cash Management Fund; the Tax-Free Fund; the U.S. Treasury Securities Fund; the Equity Fund; the International Equity Fund; the Special Equity Fund; the Bond Fund; the Intermediate Income Fund; the Pennsylvania Tax-Free Bond Fund; the Short-Term Income Fund and the Balanced Fund. Each Share represents an equal proportionate interest in a Fund with other Shares of the same class, and is entitled to such dividends and distributions out of the income earned on the assets belonging to that Fund as are declared at the discretion of the Board of Trustees. Shares have a par value of $.001 per Share and do not have preemptive or conversion rights.

          Shareholders are entitled to one vote for each full share held and a proportionate fractional vote for any fractional shares held. Shareholders will vote in the aggregate and not by class except as otherwise expressly required by law. For example, Shareholders of the Funds will vote in the aggregate with other shareholders of the Company with respect to the election of Trustees and the ratification of the selection of independent accountants. Shareholders of a Fund will vote as a Fund, however, and not in the aggregate with other shareholders of the Company, for purposes of approval of that Fund's investment advisory agreement. Voting rights are not cumulative and, accordingly, holders of more than 50% of the aggregate Shares of the Company may elect all of the Trustees.

          As of November 1, 1994, Meridian Bancorp, Inc. indirectly possessed or shared power to dispose or vote with respect to more than 25% of the outstanding shares of the Company and therefore may be considered to be a controlling person of the Company for purposes of the Act.

          Annual meetings of Shareholders are not required by the Agreement and Declaration of Trust, the Investment Company Act of 1940 or other authority except, under certain circumstances, to elect Trustees, amend the Agreement and Declaration of Trust, approve investment advisory and distribution agreements, ratify the selection of accountants and to satisfy certain other requirements. Shareholders owning not less than 10% of the outstanding shares of the Company entitled to vote may cause the Board of Trustees to call a special meeting of Shareholders. At such a meeting, a quorum of Shareholders (constituting a majority of votes attributable to all outstanding Shares of the Company), by majority vote, has the power to remove one or more Trustees. To the extent required by law, the Company will assist in Shareholder communication in such matters.

Multiple Classes of Shares

         In addition to Institutional Shares, the Company also offers Retail Shares of the Funds, under an exemptive order granted by the Securities and Exchange Commission. Retail Shares are offered to the general public through procedures established by the Distributor to Customers satisfying the minimum purchase requirements of $1,000. Retail Shares (other than those of the Money Market Funds) are sold subject to a front-end sales load of up to 2.00% and bear a Rule 12b-1 fee of up to 0.40%. All of the Retail Shares bear their respective Rule 12b-1 fee expenses under a Distribution and Service Plan pertaining only to such Retail Shares that has been adopted pursuant to Rule 12b-1 under the 1940 Act. A salesperson or other person entitled to receive compensation for selling or servicing the shares may receive different compensation with respect to one particular class of shares over another in the same Fund. For further details regarding the purchase of Retail Shares call the Company at (800) 344-2716.

         The amount of dividends payable with respect to Institutional Shares will exceed dividends on Retail Shares as a result of the 12b-1 fees applicable to Retail Shares.

Miscellaneous

          Shareholders will receive unaudited mid-year reports and audited annual reports describing the investment operations of all of the Company's Funds. The Company may include information in its Annual Reports and Semi-Annual Reports to Shareholders that (i) describes general economic trends, (ii) describes general trends within the financial services industry or the mutual fund industry, (iii) describes past or anticipated portfolio holdings for Funds within the Company or (iv) describes investment management strategies for such Funds. Such information is provided to inform Shareholders of the activities of a Fund for the most recent fiscal year or half-year and to provide the views of the Advisor and/or Company officers regarding expected trends and strategies.

          As used in this Prospectus and in the Statement of Additional Information, "assets belonging to" a Fund means the consideration received by the Company upon the issuance or sale of Shares in that Fund, together with all income, earnings, profits, and proceeds derived from the investment thereof including any proceeds from the sale, exchange, or liquidation of such investments, and any funds or payments derived from any reinvestment of such proceeds, and any general assets of the Company not readily identified as belonging to a particular Fund that are allocated to that Fund by the Company's Board of Trustees. The Board of Trustees may allocate such general assets in any manner it deems fair and equitable. It is anticipated that the factor that will be used by the Board of Trustees in making allocations of general assets to particular Funds will be the relative net assets of the respective Funds at the time of allocation. Assets belonging to a particular Fund are charged with the direct liabilities and expenses in respect of that Fund, and with a share of the general liabilities and expenses of the Company not readily identified as belonging to a particular Fund that are allocated to that Fund in proportion to the relative net asset values of the respective Funds at the time of allocation. The allocations of general assets and general liabilities and expenses of the Company to particular Funds will be determined in accordance with generally accepted accounting principles. Determinations by the Board of Trustees of the Company as to the timing of the allocation of general liabilities and expenses and as to the timing and allocable portion of any general assets with respect to a particular Fund are conclusive.

          As used in this Prospectus and in the Statement of Additional Information, a "vote of a majority of the outstanding Shares" of the Company or a particular Fund means the affirmative vote, at a meeting of Shareholders duly called, of the lesser of (a) 67% or more of the votes of Shareholders of the Company or such Fund present at a meeting at which the holders of more than 50% of the votes attributable to Shareholders of record of the Company or such Fund are represented in person or by proxy, or (b) the holders of more than 50% of the outstanding votes of Shareholders of the Company or such Fund.

          Inquiries regarding the Fund may be directed in writing to the Company at 680 East Swedesford Road, Wayne, PA 19087-1658 or by calling toll-free (800) 344-2716.

CONESTOGA FAMILY OF FUNDS

INVESTMENT ADVISOR
Meridian Investment Company
Valley Stream Parkway
Malvern, Pennsylvania 19355

SUB-INVESTMENT ADVISOR
Marvin & Palmer Associates, Inc.
1201 N. Market Street, Suite 2300
Wilmington, Delaware  19801

ADMINISTRATOR
SEI Financial Management Corporation
680 East Swedesford Road
Wayne, Pennsylvania 19087-1658

LEGAL COUNSEL
DRINKER BIDDLE & REATH
1345 Chestnut Street
Philadelphia, PA  19107-3496

DISTRIBUTOR
SEI Financial Services Company
680 East Swedesford Road
Wayne, Pennsylvania 19087-1658

TRANSFER AGENT
State Street Bank and Trust Company
The BFDS Building
2 Heritage Drive
Quincy, MA  02171

AUDITORS
Coopers & Lybrand L.L.P.
100 East Broad Street
Columbus, Ohio  43215


                               TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----
Prospectus Summary................................................................................................3
Expense Summary...................................................................................................6
Financial Highlights..............................................................................................8
Investment Objectives
  and Policies...................................................................................................17
How to Purchase
  and Redeem Shares..............................................................................................26
Valuation of Shares..............................................................................................30
Dividends........................................................................................................31
Other Investment Policies........................................................................................32
Investment Restrictions..........................................................................................49
Taxes............................................................................................................53
Performance Information..........................................................................................59
Management of the Company........................................................................................62
General Information..............................................................................................67


No person has been authorized to give any information or to make any representations not contained in this Prospectus or in the Statement of Additional Information incorporated herein by reference in connection with the offering made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Fund or its Distributor. This Prospectus does not constitute an offering by the Company or by the Distributor in any jurisdiction in which such offering may not lawfully be made.




----------------

Prospectus dated
February 21, 1995

----------------